File No. __________________

As filed with the Securities and Exchange Commission on October 14, 2020

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Subject to Completion. Preliminary Offering Circular dated ________

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

STELLA DIAGNOSTICS, INC.

4,000,000 Shares of Series D Preferred Stock

By this Offering Circular, Stella Diagnostics, Inc., a Wyoming corporation, is offering for sale a maximum of 4,000,000 shares of its Series D Preferred Stock (the “Offered Shares”), at a price of $5.00 per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $10,000 of the Offered Shares is required in this offering. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. 927,514 Offered Shares are being sold on behalf of selling shareholders. The proceeds from the balance of the offering, being 3,072,486 Offered Shares, will become immediately available to us and may be used as they are accepted as discussed below. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

	Price to Public	Commissions(1)	Proceeds to the Company(2)	Proceeds to Selling Shareholders(3)
Per Series D Preferred Share	$5.00	$0	$5.00	$5.00
Maximum Total Offering	$20,000,000	$0	$15,362,430	$4,637,570

(1)	None of the Offered Shares will be offered through registered broker-dealers to which we will pay Commissions, nor will we pay finders for shares from this offering.

(2)	Does not account for the payment of expenses of this offering estimated at $100,000. (See Plan of Distribution).

(3)	As stated above and elsewhere in this offering circular, there are shareholders on behalf of whom 927,514 of the Offered Shares in this this offering are being sold.

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In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Stella Diagnostics Inc.

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol JMDP. On September 29, 2020, the closing price of our common stock was $0.55 per share.

Investing in the Offered Shares is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 8, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in the Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 56). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is [__________], 2020.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Stella Diagnostics Inc., a Wyoming corporation.

Our Company

Stella Diagnostics Inc. was incorporated in 1992 in the State of Delaware, under the name Harbour Capital Corp. On January 18, 2008, the company redomiciled in the State of Florida and on July 5, 2013 redomiciled in the State of Wyoming. Since its incorporation, it changed its name to SuperPro Vending Group, Inc., then to AFA Music Group, Ltd., then to 3D Eye Solutions, Inc., thereafter to JMD Properties, Inc., and recently, following our reverse merger with Stella Diagnostics, LLC in August 2020, to Stella Diagnostics Inc. The Company is headquartered in New York and continues to maintain its corporate registration in Wyoming.

Our primary business is as a molecular diagnostics-based organization that uses targeted mass spectrometry to determine the level of disease progression in tissue of the lower esophagus. Our proprietary technology is based on rigorous research by domain experts and practicing physicians and can notify providers if common diseases of the esophagus like GERD and Barrett’s esophagus express proteins associated with normal or carcinogenic processes. With our panel of biomarkers and targeted proteomics method, the company can better inform gastroenterologists, surgical oncologists and pathologists which patients are high risk for disease progression into precancer or cancer. The predictive panel will be offered as a Laboratory Developed Test (“LDT”) in a CAP/CLIA Certified moderate complexity laboratory. With additional R&D and the accumulation of data from our clinical efforts, we will also yield viable new drug targets to inhibit BE pathogenesis and/or treat EC. We believe that informing physicians of the biomarkers playing a role in the pathogenesis of GERD, BE and EC early in the patient’s treatment plan will help providers extend lives.

Offering Summary

Issuer	Stella Diagnostics, Inc.
Securities Offered (Offered Shares)	3,072,486 shares of Series D Preferred Stock, par value $0.001 on behalf of the Company and 927,514 shares of Series D Preferred Stock, par value $0.001 on behalf of selling shareholders.
Offering Price	$5.00 per Offered Share.
Shares Outstanding Before this Offering	96,365,470 shares of common stock; 100,000 shares of Series A Preferred Stock; and 927,514 shares of Series D Preferred Stock.
Shares Outstanding After this Offering	96,365,470 shares of common stock; 100,000 shares of Series A Preferred Stock; and 4,000,000 shares of Series D Preferred Stock.

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Minimum Number of Shares to Be Sold in this Offering	None.
Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified. Further, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

(See “State Law Exemptions and Investor Suitability”).

Market for Our Stock	Our common stock is quoted on the OTC Markets Pink tier under the ticker symbol JMDP.
Termination of this Offering

This Offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds

927,514 Offered Shares are being sold on behalf of selling shareholders. Accordingly, we will apply the proceeds of 927,514 Offered Shares of this offering to said shareholders and the balance of the proceeds from this offering will be applied for general administrative expenses, product development, production setup and operations, marketing, sales channel development and customer training and support. More specifically with the balance of the proceeds thereafter, the company anticipates using it for the following purposes, to the extent possible: for a (a) Pilot study assessing predictability and sensitivity of assay (30 patients); (b) Assay development, certification and validation; (c) Intellectual property filings (provisional and non-provisional); (d) Corporate infrastructure; (e) Key Opinion Leader engagement; (f) Board of Directors formation; (g) Large-scale multi-institutional retrospective study (125 patients); (h) Tissue acquisition and pathology services; (i) Publication of data in peer-reviewed journals and oncology conferences; (j) Mass spectrometer purchase (Q-Exactive HFX – ThermoFisher); (k) Lease small lab and corporate headquarters; (l) Purchase of minor lab equipment and reagents; (m) Build small R&D team (4-6 members); (n) Build small business development team (3-4 members); (o) Build small operations team (1-2 members); (p) Consulting fees for collaborators and advisors; (q) Salaries for C-level and new hires; (r) CAP accreditation; (s) CLIA certification; (t) Corporate General and Administrative (G&A) costs; (u) Corporate Travel and Expenses (T&E); (v) Making investments in or entering into strategic alliances with other biotech companies; and (w) General overhead. (See Use of Proceeds).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares. (See “Risk Factors”).

Corporate Information

Our principal executive offices are located at 4239 Lincoln Pines Court, Salt Lake City, Utah 84124; our telephone number is (646) 490-2860; our corporate website is located at www.stelladx.com. No information found on our company’s website is part of this Offering Circular.

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Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects, and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See Cautionary Statement Regarding Forward-Looking Statements).

Risks Related to Our Company

Risks Associated with the Novel Coronavirus (COVID-19)

It is possible that the novel Coronavirus ("COVID-19") pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish and grow our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

If our products and services do not perform as expected, our operating results, reputation and business will suffer.

Our success depends on the market’s confidence that we can provide reliable products that enable high quality diagnostic testing with high sensitivity and specificity and short turnaround times. There is no guarantee that the accuracy and reproducibility we have demonstrated to date will continue as our product deliveries increase and our product portfolio expands.

Our products and services use a number of complex and sophisticated biochemical and bioinformatics processes, many of which are highly sensitive to external factors. An operational, technological or other failure in one of these complex processes or fluctuations in external variables may result in sensitivity or specificity rates that are lower than we anticipate or result in longer than expected turnaround times. In addition, labs are required to validate their processes before using our products for clinical purposes. These validations are outside of our control. If our products do not perform, or are perceived to not have performed, as expected or favorably in comparison to competitive products, our operating results, reputation, and business will suffer, and we may also be subject to legal claims arising from product limitations, errors, or inaccuracies. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

In addition, our test reports are planned to match identified expression patterns of markers associated with increased benefit or decreased sensitivity to FDA-approved chemotherapies and targeted therapies, off-label anticancer therapies, or relevant clinical trials of immune and targeted therapies. In the event of our future companion diagnostic applications, we plan to include relevant companion diagnostic claims. If a patient or physician who orders a test using one of our products is unable to obtain, or be reimbursed for the use of targeted therapies because they are not indicated in the FDA-approved label for treatment, the patient is unable to enroll in an identified clinical trial due to the enrollment criteria of the trial, or some other reason, the ordering physician may conclude the test report does not contain actionable information. If physicians do not believe our products consistently generate actionable information about their patients’ disease or condition, they may be less likely to use our products.

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Operational, technical and other difficulties adversely affecting test performance, harm our reputation, may impact the commercial attractiveness of our products, and may increase our costs or divert our resources, including management’s time and attention, from other projects and priorities. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we cannot provide assurance that our customers will always use our products in the manner in which we intend. Any intentional or unintentional misuse of our products by our customers could lead to substantial civil and criminal monetary and non-monetary penalties and could cause us to incur significant legal and investigatory fees.

If our current or future products or services are not competitive in their intended markets, we may be unable to increase or sustain our revenues or achieve profitability.

We compete in the biotechnology industry, which is characterized by rapid technological changes, frequent new product introductions, reimbursement challenges, emerging competition, evolving industry standards, intellectual property disputes, price competition, aggressive marketing practices and changing customer preferences. We face competition in the field of comprehensive genomic profiling from other companies, many of which are larger, more established and have more experience and more resources than we do. In particular, we compete with numerous companies in the life sciences research, clinical diagnostics and drug development spaces. Other large biotech companies may have significantly greater financial resources and expertise in research and development, manufacturing, regulatory clearance approval and compliance, and sales and distribution than we do and could potentially enter the space and disrupt our target market. Mergers and acquisitions involving life sciences research, clinical diagnostics or drug discovery companies in the personalized medicine space may result in even more resources being concentrated among a smaller number of larger diagnostic companies. Other companies also may obtain regulatory clearance or approval for their products more rapidly than we may obtain clearance or approval for ours. We cannot assure you that research, discoveries or other advancements by other companies will not render our existing or potential products and services uneconomical or obsolete, or result in products and services that are superior or otherwise preferable to our current or future products and services.

Similar diagnostic products and services could be sold at a lower price than ours to our target market, which could cause sales of our products and services to decline or force us to reduce our prices, which would harm our revenues, operating income or market share. Moreover, we are increasingly subject to litigation from potential future competitors. If we are unable to compete successfully, we may be unable to increase or sustain our revenues or achieve profitability. To remain competitive, we must continually research and develop improvements to our products and services. However, we cannot assure you that we will be able to develop and commercialize the improvements to our products and services on a timely basis. Potential competitors may develop and commercialize competing or alternative products and services and improvements faster than we are able to do so, which would negatively affect our ability to increase or sustain our revenue or achieve profitability.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We anticipate continued growth in our business operations both inside and outside the United States. Any future growth could create strain on our organizational, administrative, and operational infrastructure, including laboratory operations, quality control, customer service, and sales force management. Our ability to manage our growth properly will require us to continue to improve our operational, financial, and managerial controls, as well as our reporting systems and procedures.

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In addition, as our volume grows, we will need to continue to increase our capacity to manufacture our products; implement customer service, billing, and general process improvements and expand our internal quality assurance program to support increased demand. We will also need additional scientific and technical personnel to process higher volumes of our products and services. Portions of our process are not automated and will require additional personnel to grow. We will also need to purchase additional equipment, some of which can take several months or more to procure, set up, and validate, as well as increase our software and computing capacity to meet increased demand. There is no assurance that any of these increases in scale, expansion of personnel, equipment, software and computing capacities, or process enhancements will be successfully implemented, or that we will have adequate space in our laboratory facilities to accommodate such required expansion.

As we commercialize our products, we will need to incorporate new equipment, implement new technology systems, automated equipment and laboratory processes, hire new personnel with different qualifications, and procure additional laboratory and manufacturing space to allow us to further develop new services and manufacture our products.

Failure to manage this growth could result in turnaround time delays, higher service costs, declining service quality, deteriorating customer service, and slower responses to competitive challenges. A failure in any one of these areas could make it difficult for us to meet market expectations for our products and services and could damage our reputation, which in turn could have a material adverse effect on our business, financial condition and results of operations.

If we do not have the support of key opinion leaders or clinical data using our products is not published in peer- reviewed journals, it may be difficult to drive adoption of our products and establish them as a component of the standard of care for patients with progressive disease of the distal esophagus.

We have established relationships with leading thought leaders in gastroenterology, pathology, surgery, and oncology at premier medical institutions. If these key opinion leaders determine that our proteomics platform, our existing products and services or other products and services that we develop are not clinically effective, that alternative technologies are more effective, or if they elect to use internally developed products or services, we may see lower demand for our products, and face difficulty establishing our products as an integral component of the applicable standard of care, which would limit our revenue growth and our ability to achieve profitability.

The publication of clinical data using our novel assays in peer‑reviewed journals and data podium presentations at international health conferences are also crucial to our success. We are unable to control when, if ever, results are published or accepted for presentation which may delay or limit broad adoption of our products. Peer‑reviewed publications that include clinical data elucidating the clinical utility of our products may be limited by many factors, including delays in the completion of, poor design of, or lack of compelling data from clinical research, as well as delays in the review, acceptance and publication process. If our products or underlying technology do not receive sufficient favorable exposure in peer‑reviewed publications, the rate of clinician adoption of our products and positive reimbursement coverage determinations for our products, even if approved with guideline inclusion, could be negatively affected.

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If we are unable to successfully expand our sales and marketing to match our growth, our business may be adversely affected.

Our future sales will depend in large part on our ability to develop, and substantially expand, our sales force and to increase the scope of our marketing efforts. Our target market of laboratories, hospitals, clinicians and biopharmaceutical companies is a large and diverse market. As a result, we believe it is necessary to develop a sales force that includes sales representatives with specific technical backgrounds and industry expertise. Competition for such employees is rigorous. We may not be able to attract and retain personnel or be able to build an efficient and effective sales and marketing force, which could negatively impact sales and market acceptance of our services and limit our revenue growth and potential profitability.

Sales and marketing activities in the healthcare space in the United States are subject to various rules and regulations. In addition, our marketing messaging can be complex and nuanced, and there may be errors or misunderstandings in our employees’ communication of such messaging. As we continue to grow our sales and marketing efforts in line with the growth in our business, we face an increased need to continuously monitor and improve our policies, processes and procedures to maintain compliance with a growing number and variety of laws and regulations, including with respect to consumer marketing. To the extent that there is any violation, whether actual, inadvertent, perceived or alleged, of our policies or applicable laws and regulations, we may incur additional training and compliance costs, may receive inquiries from third‑party payors or other third parties, or be held liable or otherwise responsible for such acts of non‑compliance. Any of the foregoing could adversely affect our business, financial condition and results of operations.

We rely on a limited number of suppliers or, in many cases, single suppliers, for laboratory equipment and materials and may not be able to find replacements or immediately transition to alternative suppliers.

We have sourced and will continue to source components of our technology, including sequencers, reagents, enzymes, tubes and other laboratory materials, from third parties. In particular, our sequencers and many of our reagents and enzymes are sole sourced.

For example, without access certain sequencers, we would be unable to run our tests and commercialize our products. In addition, our product customers are required to use certain sequencers and reagents to run the tests that they develop based on our technology. Our failure to maintain a continued supply of the sequencers and reagents, along with the right to use certain hardware and software, would adversely impact our business, financial condition, and results of operations. In particular, while we are seeking to validate our tests on additional sequencing platforms, we have not, to date, validated any alternative sequencing platform on which our testing could be run in a commercially viable manner.

These efforts will require significant resources, expenditures and time and attention of management, and there is no guarantee that we will be successful in implementing any such sequencing platforms in a commercially sustainable way. We also cannot guarantee that we will appropriately prioritize or select alternative sequencing platforms on which to focus our efforts, in particular given our limited product and research and development resources and various business initiatives, which could result in increased costs and delayed timelines or otherwise impact our business, financial condition, and results of operations.

Because we rely on third‑party suppliers, we do not control the manufacture of the components of our technology, including whether such components will meet our quality control requirements, nor the ability of our suppliers to comply with applicable legal and regulatory requirements. In many cases, our suppliers are not contractually required to supply these components to the quality or performance standards that we require. If the supply of components we receive does not meet our quality control or performance standards, we may not be able to use the components, or if we use them not knowing that they are of inadequate quality, which occasionally occurs with respect to certain reagents, our tests may not work properly or at all, or they may provide erroneous results, and we may be subject to significant delays caused by interruption in production or manufacturing or to lost revenue from such interruption or from spoiled tests. In addition, any natural or other disaster, acts of war or terrorism, shipping embargoes, labor unrest or political instability or similar events at our third‑party manufacturers’ facilities that cause a loss of manufacturing capacity would heighten the risks that we face.

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In the event of any adverse developments with our suppliers, in particular for those products that are sole sourced, or if any of our suppliers modifies any of the components they supply to us, our ability to supply our products may be interrupted, and obtaining substitute components could be difficult or require us to re‑design or re‑validate our products. Our failure to maintain a continued supply of components that meets our quality control requirements for CLIA certification and CAP accreditation, or changes to or termination of our agreements or inability to renew our agreements with these parties or enter into new agreements with other suppliers, particularly in the case of sole suppliers, could result in the loss of access to important components of our tests and impact our test performance or affect our ability to perform our tests in a timely manner or at all, which could impair, delay or suspend our commercialization activities.

Moreover, in the event that we transition to a new supplier from any of our sole suppliers, doing so could be time‑consuming and expensive, may result in interruptions in our ability to supply our products to the market, could affect the performance of our tests or could require that we re‑validate our processes and our other tests using replacement equipment and supplies, which could hinder the adoption of our products and services, resulting in increased costs. Any of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

We rely on third‑party laboratories to perform portions of our service offerings.

A large portion of our testing services is performed by third‑party laboratories while the remaining portion is performed by third‑party Clinical Laboratory Improvement Amendments of 1988, or CLIA, certified laboratories. The third‑party laboratories are subject to contractual obligations to perform these services for us, but are not otherwise under our control. We therefore do not control the capacity and quality control efforts of these third‑party laboratories other than through our ability to enforce contractual obligations on volume and quality systems, and we have no control over such laboratories’ compliance with applicable legal and regulatory requirements. We also have no control over the timeliness of such laboratories’ performance of their obligations to us.

Furthermore, if these issues arise, we will have to expend time, management attention and other resources to address and remedy such issues.

We may not have sufficient alternative backup if one or more of the third‑party laboratories that we contract with are unable to satisfy their obligations to us with sufficient performance, quality and timeliness. Any natural or other disaster, acts of war or terrorism, shipping embargoes, labor unrest or political instability or similar events at one or more of our third‑party laboratories’ facilities that causes a loss of capacity would heighten the risks that we face. Changes to or termination of our agreements or inability to renew our agreements with these third‑party laboratories or enter into new agreements with other laboratories that are able to perform such portions of our service offerings could impair, delay or suspend our efforts to market and sell these services. If any of these events occur, our business, financial condition, and results of operations could suffer.

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If our laboratory facilities are insufficient, our ability to conduct our pharma development services or pursue our research and development efforts and fulfill our contractual obligations may be jeopardized.

Our facilities and equipment could be harmed or rendered inoperable by natural or man-made disasters, including war, fire, earthquake, power loss, communications or Internet failure or interruption, or terrorism, which may render it difficult or impossible for us to provide these services for some period of time. The inability to provide these services or to reduce the backlog of analyses that could develop if one or more of our future or contracted laboratories become inoperable, for even a short period of time, may result in the loss of customers or harm to our reputation, and we may be unable to regain those customers or repair our reputation in the future. Furthermore, our future or contracted facilities and the equipment we use to perform our research and development work could be unavailable or costly and time-consuming to repair or replace. It would be difficult, time- consuming, and expensive to rebuild any facilities or license or transfer our proprietary technology to a third party, particularly in light of the licensure and accreditation requirements for commercial laboratories like those we use. We may be unable to negotiate commercially reasonable terms with such third parties. Adverse consequences resulting from an interruption of our overall laboratory operations could harm relationships with our customers and regulatory authorities, and our reputation, and could affect our ability to generate revenue.

We may also construct, acquire, or enter into relationships with third parties to procure additional laboratory space inside and outside the United States to support our existing and new services. If we are unable to obtain or are delayed in obtaining or establishing new laboratory space to support these commercialization and development efforts, we could fail to meet certain contractual obligations and agreed upon timelines with certain of our biopharmaceutical collaborators or provide existing services and develop and launch new services in certain territories, which could result in harm to our business and reputation, and adversely affect our business, financial condition, and results of operations. As we continue to transition some of our services to new laboratories, we could experience disruptions in overall laboratory operations and could require adjustments to meet regulatory requirements, resulting in our inability to meet customer turnaround time expectations. Any delays in this transition could result in slower realization of laboratory efficiencies anticipated from operating an additional laboratory facility. Adverse consequences resulting from an interruption of our overall laboratory operations could harm relationships with our customers and regulators, and our reputation, and could affect our ability to generate revenue.

Our research and development efforts to add additional biomarkers to our LDTs, if approved, will be hindered if we are not able to contract with third parties for access to tissue samples of pertinent indications.

Under standard clinical practice, tumor resections and endoscopic biopsies removed from patients are preserved and stored in either formalin-fixed paraffin embedded (FFPE), or fresh fixatives. In order to add additional biomarkers to our LDT products, we will need to secure access to these FFPE biopsies and esophagectomy samples, as well as non-protected health information (non-PHI) pertaining to the clinical treatments and outcomes of the patients from which the specimen were derived. Others compete with us for access to these samples. Additionally, the process of negotiating access to samples is lengthy because it typically involves numerous parties and approval levels to resolve complex issues such as usage rights, institutional review board (IRB) approval, privacy rights, publication rights, intellectual property ownership and research parameters. If we are unable to negotiate access to tissue samples on a timely basis or on commercially reasonable terms, or at all, or if other laboratories or our competitors secure access to these samples before us, our ability to research, develop and commercialize future LDT products will be limited or delayed.

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We have estimated the sizes of the markets for our current and future products and services, and these markets may be smaller than we estimate.

Our estimates of the annual addressable markets for our current products and services and those under development are based on a number of internal and third-party estimates, including, without limitation, the number of patients who have developed one or more of a broad range of cancers, the number of potential tests utilized per treatment course per patient, the frequency with which patients will be monitored post-treatment and early detection monitoring practices as well as the assumed rates at which such products and services will be reimbursed, or the assumed prices at which we can sell our current and future products and services for markets that have not been established. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, including as a result of factors outside our control, thereby reducing the predictive accuracy of these underlying factors. If the actual number of patients who would benefit from our products or services, the price at which we can sell future products and services or the annual addressable market for our products or services is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business, financial condition and results of operations.

Our employees, principal investigators, consultants, and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of fraud or other misconduct by our employees, principal investigators, consultants, and commercial partners. Misconduct by these parties could include intentional failures to comply with the by-laws of regulatory authorities, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, report financial information or data accurately, or fail to disclose unauthorized activities to us. In particular, sales, marketing, and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs, and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical research, which could result in regulatory sanctions and cause serious harm to our reputation. We intend to adopt a code of conduct applicable to all of our employees, but it is not always possible to identify and deter employee misconduct, and the code of conduct and the other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant fines or other sanctions, which could have a significant impact on our business. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees, and divert the attention of management in defending ourselves against any of these actions or investigations.

If we use hazardous materials in a manner that causes injury, we could be liable for damages.

Our activities currently require the use of hazardous chemicals and biohazardous waste, including chemical, biological agents and compounds, and human tissue. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling, or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage we may have. Additionally, we are subject on an ongoing basis to federal, state, and local laws and regulations governing the use, storage, handling, and disposal of these materials and specified waste services. The cost of compliance with these laws and regulations may become significant and could negatively affect our business, financial condition and results of operations.

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If a clinical research subject’s sample falls outside of the scope of an approved Institutional Review Board application, we could become involved in regulatory challenges.

We have implemented measures designed to ensure that all clinical data and biological samples that we receive from our clinical collaborators have been collected from subjects who fit the inclusion criteria for our research. We seek to ensure such data and samples are provided to us as de-identified specimen. Our clinical collaborators conduct research in a number of different states. The collection of data and samples in many different states results in complex legal questions regarding the adequacy of exemption from informed consent due to use of de-identified samples. Therefore, in addition to the measures we have implemented, we rely on collaborating medical centers and contract laboratories to comply with the inclusion criteria for samples approved by the respective IRBs. Any findings against us, or our clinical collaborators, could deny us access to or force us to stop using some of our clinical samples, which would hinder our molecular information product development efforts. We could become involved in legal challenges, which could consume our management and financial resources.

We may encounter substantial delays in future clinical trials (prospective and retrospective) or may not be able to conduct or complete clinical trials on the expected timelines, if at all.

Clinical testing is expensive, time consuming, and subject to uncertainty. We cannot guarantee that any of our ongoing and planned clinical trials will be conducted as planned or completed on schedule, if at all. Moreover, even if these trials are initiated or conducted on a timely basis, issues may arise that could result in the suspension or termination of such clinical trials. A failure of one or more clinical trials can occur at any stage of testing, and our ongoing and future clinical trials may not be successful.

Our clinical research may fail to demonstrate substantial evidence of the effectiveness of product candidates that we may identify and pursue for their intended uses, which would prevent, delay or limit the scope of commercialization.

Before commercial sales of any of our product candidates, we must demonstrate through lengthy, complex and expensive nonclinical studies, preclinical studies and clinical trials that the applicable product candidate is effective for use in each target indication. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process.

Even if we obtain regulatory clearances for product candidates that we may identify and pursue in the United States, we may never obtain approval to commercialize any product candidates outside of the United States, which would limit our ability to realize their full market potential.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and effectiveness. Clinical research conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory certifications in one country does not mean that regulatory certifications will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional or different administrative review periods from those in the United States, including additional preclinical studies or clinical research, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

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Seeking foreign regulatory approval could result in difficulties and costs and require additional nonclinical studies or clinical trials which could be costly and time-consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our product candidates in those countries. We do not have any product candidates approved for sale in any jurisdiction, including international markets, and we do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market will be reduced and our ability to realize the full market potential of our products could be diminished.

Even if we obtain regulatory certifications for a product candidate, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in additional expenses and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

Product candidates will be subject to ongoing regulatory requirements for Good Laboratory Practice (“GLP”), labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of efficacy and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. For example, certain policies of the Trump administration may impact our business and industry. Namely, the various Presidential administrations have taken several executive actions, including the issuance of a number of Executive Orders that could reinforce the FDA’s ability to engage in routine regulatory and oversight activities for LDTs. Some potential federal measures could be implementing statutes through rulemaking, issuance of guidance, and review and approval of marketing applications. If these executive actions impose authority on FDA’s ability to engage in oversight and implementation activities of LDTs in the normal course, our business may be negatively impacted.

Risks Related to Reliance on Third Parties

We expect to rely on third parties to conduct our clinical trials and some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing.

We currently rely and expect to continue to rely on third parties, such as Clinical Research Organizations (“CROs”), clinical data management organizations, medical institutions, and clinical investigators, to conduct some aspects of research and preclinical testing and clinical trials. Any of these third parties may terminate their engagements with us or be unable to fulfill their contractual obligations. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. If we need to enter into alternative arrangements, it would delay product development activities.

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Our reliance on these third parties for research and development activities reduces control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our respective research trials is conducted in accordance with the general investigational plan and protocols for the trial and applicable legal, regulatory, and scientific standards, and our reliance on third parties does not relieve us of our regulatory responsibilities. We cannot be certain that, upon inspection, such regulatory authorities like medical center IRBs will determine that any of our clinical trials complies with the outlined protocols. For any violations of protocols during the conduct of clinical research, we could be subject to untitled and warning letters or enforcement action that may include dismissal of reported results.

If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or conduct clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our assays. Our failure or the failure of these third parties to comply with applicable regulatory requirements or our approved protocols could also subject us to enforcement action.

We also expect to rely on other third parties to store and distribute human tissue and laboratory reagents for our clinical research. Any performance failure on the part of our distributors could delay development of any product candidates we may develop or commercialization of our assays, producing additional losses and depriving us of potential product revenue.

We expect to rely on third parties in conducting a portion of future clinical studies of diagnostic products that may be required by regulatory authorities, and those third parties may not perform satisfactorily.

We do not have the ability to independently conduct clinical research for regulatory approvals without a third-party partner or other studies that may be required to obtain pertinent regulatory clearance or approval for future diagnostic products. Accordingly, we expect that we would rely on third parties, such as contract research organizations, collaborating medical centers and laboratories, clinical investigators, consultants, and collaborators to conduct such studies if needed. Our reliance on these third parties for clinical and other development activities would reduce our control over their own regulatory demands. If these third parties do not successfully carry out their contractual duties or regulatory obligations, such as validation efforts under CAP accreditation and CLIA certification or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised, we may not be able to obtain regulatory clearance.

Complying with numerous regulations pertaining to laboratory licensing of the facilities we use is an expensive and time-consuming process, and any failure to comply could result in substantial penalties.

CLIA is a federal law regulating clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. Any clinical laboratory we use must be certified under CLIA in order for us to perform testing on human specimens. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. To attain and renew this CLIA and CAP certification, we may be subject to survey and inspection every two years. Moreover, CLIA and CAP inspectors may make periodic inspections of the clinical laboratories we use outside of the renewal process. The failure to comply with CLIA or CAP requirements can result in enforcement actions, including the revocation, suspension, or limitation of our or the applicable facilities’ CLIA and/or CAP certificate of accreditation, as well as a directed plan of correction, state on-site monitoring, civil money penalties, civil injunctive suit and/or criminal penalties. To the extent applicable, we also must maintain CLIA compliance and certification to be eligible to bill for assays provided to Medicare beneficiaries. If we were to be found out of compliance with CLIA program requirements and subjected to sanctions, our business and reputation could be harmed. Even if it were possible for us to bring any laboratory we use back into compliance, we could incur significant costs to achieve such compliance in addition to losing revenue during any period in which a laboratory we planned to use is not operational. Finally, to the extent applicable, we may be subject to additional regulation in foreign jurisdictions if we seek to expand international distribution of our assays outside the United States.

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Further, if our collaborating contract research organizations were to lose their CLIA certification or their CAP accreditation, or their state laboratory licenses, whether as a result of a revocation, suspension or limitation, we would no longer be able to validate our novel assays, which would limit our revenues and harm our business. If third parties were to lose, or fail to obtain, a license in any other state where we are required to hold a license, we would not be able to test specimens from those states. If third parties were to lose their CAP accreditation, our reputation for quality, as well as our business, financial condition and results of operations, could be significantly and adversely affected.

Collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate relying upon strategic collaborations for marketing and commercializing our existing product candidates, and we may rely even more on strategic collaborations for R&D of other product candidates. We may sell product offerings through strategic partnerships with pharmaceutical and biotechnology companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our R&D efforts and potential to generate revenue may be limited.

If we enter into R&D collaborations during the early phases of product development, success will in part depend on the performance of research collaborators. We will not directly control the amount or timing of resources devoted by research collaborators to activities related to product candidates. Research collaborators may not commit sufficient resources to our R&D programs. If any research collaborator fails to commit sufficient resources, the preclinical or clinical development programs related to the collaboration could be delayed or terminated. Also, collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required payments to collaborators or to observe other obligations in agreements with them, the collaborators may have the right to terminate or stop performance of those agreements.

Establishing strategic collaborations is difficult and time-consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of product candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, the related product revenues are likely to be lower than if we directly marketed and sold products. Such collaborators may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for any future product candidate.

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Management of our relationships with collaborators will require:

•	significant time and effort from our management team;

•	coordination of our marketing and R&D programs with the marketing and R&D priorities of our collaborators; and

•	effective allocation of our resources to multiple projects.

We are parties to and may seek to enter into additional collaborations, licenses and other similar arrangements and may not be successful in maintaining existing arrangements or entering into new ones, and even if we are, we may not realize the benefits of such relationships.

The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborations are subject to numerous risks, which may include risks that:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to collaborations;

•

collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to their acquisition of competitive products or their internal development of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

•

collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

•	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;

•

a collaborator with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;

•	we could grant exclusive rights to our collaborators that would prevent us from collaborating with others;

•

collaborators may not properly maintain or defend our intellectual property rights or may use our intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential liability;

•

disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our current or future product candidates or that results in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated, which may result in a need for additional capital to pursue further development or commercialization of the applicable current or future product candidates;

•

collaborators may own or co-own intellectual property covering products that result from our collaboration with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property;

•	disputes may arise with respect to the ownership of any intellectual property developed pursuant to our collaborations; and

•	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

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Additionally, we may seek to enter into additional collaborations, joint ventures, licenses and other similar arrangements for the development or commercialization of our product candidates, due to capital costs required to develop or commercialize the product candidate or manufacturing constraints. We may not be successful in our efforts to establish such collaborations for our product candidates because our research and development pipeline may be insufficient, our product candidates may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view our product candidates as having the requisite potential to demonstrate efficacy or significant commercial opportunity. In addition, we face significant competition in seeking appropriate strategic partners, and the negotiation process can be time consuming and complex.

Further, any future collaboration agreements may restrict us from entering into additional agreements with potential collaborators. We cannot be certain that, following a strategic transaction or license, we will achieve an economic benefit that justifies such transaction.

Even if we are successful in our efforts to establish such collaborations, the terms that we agree upon may not be favorable to us, and we may not be able to maintain such collaborations if, for example, development or approval of a product candidate is delayed, the clinical utility of a product candidate is questioned or sales of an approved product candidate are unsatisfactory.

In addition, any potential future collaborations may be terminable by our strategic partners, and we may not be able to adequately protect our rights under these agreements. Furthermore, strategic partners may negotiate for certain rights to control decisions regarding the development and commercialization of our product candidates, if approved, and may not conduct those activities in the same manner as we do. Any termination of collaborations we enter into in the future, or any delay in entering into collaborations related to our product candidates, could delay the development and commercialization of our product candidates and reduce their competitiveness if they reach the market, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to our Intellectual Property

If we are unable to obtain and maintain sufficient intellectual property for our product candidates that we may identify, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize product candidates similar or identical to ours, and our ability to successfully commercialize some product candidates that we may pursue may be impaired.

As is the case with other molecular diagnostic companies, our success depends in large part on our ability to obtain and maintain protection of the intellectual property we may own solely and jointly with others, particularly patents, in the United States and other countries with respect to our product candidates and technology. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to product candidates that we may identify.

Obtaining and enforcing patents is costly, time consuming and complex, and we may not be able to file and prosecute all necessary or desirable patent applications, or maintain, enforce and license any patents that may issue from such patent applications, at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. We may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed to third parties. Therefore, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business.

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The patent position of biotechnology companies generally is highly uncertain, involves complex legal, technological and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States, or vice versa. Further, we may not be aware of all third-party intellectual property rights potentially relating to our product candidates. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing or, in some cases, not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our patents or pending patent applications, or that we were the first to file for patent protection of such inventions. Furthermore, the scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history and can involve other factors such as expert opinion. Our analysis of these issues, including interpreting the relevance or the scope of claims in a patent or a pending application, determining applicability of such claims to our proprietary technologies or product candidates, predicting whether a third party’s pending patent application will issue with claims of relevant scope, and determining the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect, which may negatively impact our ability to develop and market our product candidates. We do not always conduct independent reviews of pending patent applications of and patents issued to third parties. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued that protect our product candidates, in whole or in part, or which effectively prevent others from commercializing competitive product candidates. Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our patents by developing similar or alternative product candidates in a non-infringing manner.

Our ability to enforce patent rights also depends on our ability to detect infringement. It may be difficult to detect infringers who do not advertise the components or methods that are used in connection with their products and services. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product or service. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful. If we initiate lawsuits to protect or enforce our patents, or litigate against third-party claims, such proceedings would be expensive and would divert the attention of our management and technical personnel. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the United States Patent and Trademark Office, or the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our product candidates and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize drugs without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

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In addition, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical product candidates to ours, or limit the duration of the patent protection of our product candidates. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing tests similar or identical to ours.

Furthermore, our intellectual property rights may be subject to a perceived reservation of rights by one or more third parties. Any exercise by any third party of its perceived reserved rights could harm our competitive position, business, financial condition, results of operations, and prospects.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. However, our research, development and commercialization activities may be subject to claims that we infringe or otherwise violate patents or other intellectual property rights owned or controlled by third parties. There is a substantial amount of litigation, both within and outside the United States, involving patent and other intellectual property rights in the biotechnology and pharmaceutical industries, including patent infringement lawsuits, interferences, oppositions and inter partes reexamination proceedings before the USPTO, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing development candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that some of our product candidates that we may identify may be subject to claims of infringement of the patent rights of third parties.

Patent terms may be inadequate to protect our competitive position on product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional or international patent application filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

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If we are not able to obtain patent term extension or non-patent exclusivity in the United States under the Hatch-Waxman Act and in foreign countries under similar legislation, thereby potentially extending the marketing exclusivity term of our product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidates, one of the U.S. patents covering each of such product candidates or the use thereof may be eligible for up to five years of patent term extension under the Hatch-Waxman Act. The Hatch-Waxman Act allows a maximum of one patent to be extended per FDA approved product as compensation for the patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval and only those claims covering such approved drug product, a method for using it or a method for manufacturing it may be extended. Patent term extension also may be available in certain foreign countries upon regulatory approval of our product candidates. Nevertheless, we may not be granted patent term extension either in the United States or in any foreign country because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the term of extension, as well as the scope of patent protection during any such extension, afforded by the governmental authority could be less than we request.

If we are unable to obtain patent term extension or restoration, or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our product may be shortened and our competitors may obtain approval of competing products following our patent expiration sooner, and our revenue could be reduced, possibly materially.

It is possible that we will not obtain patent term extension under the Hatch-Waxman Act for a U.S. patent covering a product candidate even where that patent is eligible for patent term extension, or if we obtain such an extension, it may be for a shorter period than we had sought. Further, for certain of our licensed patents, we do not have the right to control prosecution, including filing with the USPTO, a petition for patent term extension under the Hatch-Waxman Act. Thus, if one of our licensed patents is eligible for patent term extension under the Hatch-Waxman Act, we may not be able to control whether a petition to obtain a patent term extension is filed, or obtained, from the USPTO.

If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected, and our business would be harmed.

We seek to protect our confidential proprietary information, in part, by confidentiality agreements and invention assignment agreements with our employees, consultants, scientific advisors, contractors and collaborators. These agreements are designed to protect our proprietary information. However, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose proprietary information, including trade secrets, and we may not be able to obtain adequate remedies for such breaches. We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position.

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Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our products that we consider proprietary. We may not be able to obtain adequate remedies in the event of such unauthorized use. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. Trade secrets will also over time be disseminated within the industry through independent development, the publication of journal articles and the movement of personnel skilled in the art from company to company or academic to industry scientific positions. Though our agreements with third parties typically restrict the ability of our advisors, employees, collaborators, licensors, suppliers, third-party contractors and consultants to publish data potentially relating to our trade secrets, our agreements may contain certain limited publication rights. In addition, if any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Despite employing the contractual and other security precautions described above, the need to share trade secrets increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. If any of these events occurs or if we otherwise lose protection for our trade secrets, the value of this information may be greatly reduced and our competitive position, business, financial condition, results of operations, and prospects would be harmed.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential collaborators or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names.

Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected. We may license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and tradenames by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names. Our efforts to enforce or protect our proprietary rights related to trademarks, trade names, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our competitive position, business, financial condition, results of operations and prospects.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.

Competitors may infringe our patents or other intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one or more of our product candidates, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including novelty, non-obviousness, written description or enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. The outcome following legal assertions of invalidity and unenforceability is unpredictable. Interference or derivation proceedings provoked by third parties or brought by us or declared by the USPTO may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms or at all, or if a non-exclusive license is offered and our competitors gain access to the same technology. Our defense of litigation or interference or derivation proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue clinical trials, continue research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring product candidates to market. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our common stock.

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We may be subject to claims challenging the inventorship of our patents and other intellectual property.

Our agreements with employees and our personnel policies provide that any inventions conceived by an individual in the course of rendering services to us shall be our exclusive property. Although our policy is to have all such individuals complete these agreements, we may not obtain these agreements in all circumstances, and individuals with whom we have these agreements may not comply with their terms. The assignment of intellectual property may not be automatic upon the creation of an invention and despite such agreement, such inventions may become assigned to third parties. In the event of unauthorized use or disclosure of our trade secrets or proprietary information, these agreements, even if obtained, may not provide meaningful protection, particularly for our trade secrets or other confidential information.

We or our licensors may be subject to claims that former employees, collaborators or other third parties have an interest in our owned or in-licensed patents, trade secrets, or other intellectual property as an inventor or co-inventor. For example, we or our licensors may have inventorship disputes arise from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or our licensors’ ownership of our owned or in-licensed patents, trade secrets or other intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property that is important to our product candidates. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Any of the foregoing could have a material adverse effect on our competitive position, business, financial condition, results of operations and prospects.

Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court.

If we initiated legal proceedings against a third party to enforce a patent covering one or more of our product candidates, the defendant could counterclaim that the patent covering the relevant product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including novelty, non-obviousness, written description or enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement, during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). Such proceedings could result in revocation or amendment to our patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Such a loss of patent protection would have a material adverse impact on our business.

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We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

As is common in the biotechnology and pharmaceutical industry, we employ individuals who were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of any of our employee’s former employer or other third parties. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, which could adversely impact our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on outside counsel to pay these fees due to non-U.S. patent agencies. However, we cannot guarantee that our licensors have similar systems and procedures in place to pay such fees. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.

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We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on our product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to biotechnology and pharmaceutical products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

Changes in either the patent laws or interpretation of the patent laws in the United States could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. Assuming that other requirements for patentability are met, prior to March 2013, in the United States, the first to invent the claimed invention was entitled to a patent, while outside the United States, the first to file a patent application was entitled to the patent. After March 2013, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application will be entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. A third party that files a patent application in the USPTO after March 2013, but before us could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by such third party. This will require us to be cognizant of the time from invention to filing of a patent application. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either (i) file any patent application related to our product candidates or (ii) invent any of the inventions claimed in our or our licensor’s patents or patent applications.

The America Invents Act also includes a number of significant changes that affect the way patent applications are prosecuted and also may affect patent litigation. These include allowing third party submission of prior art to the USPTO during patent prosecution and additional procedures to attack the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review, and derivation proceedings.

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Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Therefore, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned or in-licensed patent applications and the enforcement or defense of our owned or in-licensed issued patents, all of which could have a material adverse effect on our competitive position, business, financial condition, results of operations, and prospects.

In addition, the patent positions of companies in the development and commercialization of pharmaceuticals are particularly uncertain. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. This combination of events has created uncertainty with respect to the validity and enforceability of patents, once obtained.

Depending on future actions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could have a material adverse effect on our existing patent portfolio and our ability to protect and enforce our intellectual property in the future.

Intellectual property rights do not necessarily address all potential threats.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

•	others may be able to make products or provide services that are similar to ours but that are not protected by our intellectual property;

•	we or our licensees might not have been the first to make the inventions covered by our patents;

•	we or our licensees might not have been the first to file patent applications covering certain of our or their inventions;

•	others may independently develop similar or alternative technologies or workarounds for any of our technologies without infringing our intellectual property rights;

•	it is possible that our pending patent applications or those that we may own in the future will not lead to issued patents;

•	issued patents for which we have rights may be held invalid or unenforceable, including as a result of legal challenges by our competitors;

•

our competitors might conduct activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products and services in our commercial markets;

•	we may not develop additional proprietary technologies that are patentable;

•	the patents of others may harm our business; and

•	we or our licensees may choose not to file a patent in order to maintain certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property.

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Should any of these events occur, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Risks Related to Commercialization

Even if any product candidates we develop receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, healthcare payors, and others in the medical community necessary for commercial success.

The commercial success of our product candidates will depend upon their degree of market acceptance by physicians, patients, third-party payors, and others in the medical community. Even if any product candidates we may develop receive marketing approval, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, healthcare payors, and others in the medical community. The degree of market acceptance of any product candidates we may develop, if approved for commercial sale, will depend on a number of factors, including:

•	the efficacy and safety of such product candidates as demonstrated in pivotal clinical trials and published in peer-reviewed journals;

•	the potential and perceived advantages compared to alternative treatments, including any similar generic treatments;

•	the ability to offer these products for sale at competitive prices;

•	the ability to offer appropriate patient access programs, such as co-pay assistance;

•	convenience and ease of administration compared to alternative treatments;

•	the clinical indications for which the product candidate is approved by FDA or comparable regulatory agencies;

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product labeling or product insert requirements of the FDA or other comparable foreign regulatory authorities, including any limitations, contraindications or warnings contained in a product’s approved labeling;

•	restrictions on how the product is distributed;

•	the timing of market introduction of competitive products;

•	publicity concerning these products or competing products and treatments;

•	the strength of marketing and distribution support;

•	favorable third-party coverage and sufficient reimbursement; and

•	the prevalence and severity of any side effects or AEs.

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Sales of medical products also depend on the willingness of physicians to order auxiliary molecular screening of their patient’s diseased tissue, which is likely to be based on a determination by these physicians that the products are informative, predictive, accurate and cost effective. In addition, the inclusion or exclusion of products from treatment guidelines established by various physician groups and the viewpoints of influential physicians can affect the willingness of other physicians to utilize additional diagnostics beyond their medical center’s standard of care. We cannot predict whether physicians, physicians’ organizations, hospitals, other healthcare providers, government agencies or private insurers will determine that our product is informative, predictive, accurate and cost effective as compared with the standard screening protocols for esophageal disease. If any product candidates we develop do not achieve an adequate level of acceptance, we may not generate significant product revenue, and we may not become profitable.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates we may develop, we may not be successful in commercializing those product candidates.

We do not have a sales or marketing infrastructure and have little experience in the sale, marketing, or distribution of diagnostic products. To achieve commercial success for any approved product for which we retain sales and marketing responsibilities, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales, marketing, and commercial support infrastructure to market and sell our product candidates, if and when they are approved. We may also elect to enter into collaborations or strategic partnerships with third parties to engage in commercialization activities with respect to selected product candidates, indications or geographic territories, including territories outside the United States, although there is no guarantee we will be able to enter into these arrangements even if the intent is to do so.

There are risks involved with both establishing our own commercial capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force or reimbursement specialists is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing and other commercialization capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition commercialization personnel.

Factors that may inhibit our efforts to commercialize any approved product on our own include:

•	the inability to recruit and retain adequate numbers of effective sales, marketing, reimbursement, customer service, medical affairs, and other support personnel;

•	the inability of sales personnel to obtain access to physicians or persuade adequate numbers of physicians to prescribe any future approved products;

•	the inability of reimbursement professionals to negotiate arrangements for formulary access, reimbursement, and other acceptance by payors;

•	the inability to price products at a sufficient price point to ensure an adequate and attractive level of profitability;

•	restricted or closed distribution channels that make it difficult to distribute our products to segments of the patient population;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen costs and expenses associated with creating an independent commercialization organization.

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If we enter into arrangements with third parties to perform sales, marketing, commercial support, and distribution services, our product revenue or the profitability of product revenue may be lower than if we were to market and sell any products we may develop internally. In addition, we may not be successful in entering into arrangements with third parties to commercialize our product candidates or may be unable to do so on terms that are favorable to us or them. We may have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively or may expose us to legal and regulatory risk by not adhering to regulatory requirements and restrictions governing the sale and promotion of diagnostic assays. If we do not establish commercialization capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates, if approved.

The insurance coverage and reimbursement status of newly-approved products is uncertain. Our product candidates may become subject to unfavorable pricing regulations, third-party coverage and reimbursement practices, or healthcare reform initiatives, which would harm our business. Failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The regulations that govern marketing approvals, pricing, coverage, and reimbursement for new biotechnology services vary widely from country to country. In the United States, recently enacted legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a biotechnology service before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if any product candidates we may develop obtain marketing approval.

Our ability to successfully commercialize our product candidates also will depend in part on the extent to which coverage and adequate reimbursement for these products will be available from government health administration authorities, private health insurers, and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which diagnostic services they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments such as gene therapy products. Sales of these or other product candidates that we may identify will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement. In many countries, the prices of medical products are subject to varying price control mechanisms as part of their national health systems.

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Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products and coverage may be more limited. In the United States, the principal decisions about reimbursement for new diagnostic tests are typically made by the Centers for Medicare & Medicaid Services, or CMS, an agency within the U.S. Department of Health and Human Services. CMS decides whether and to what extent new diagnostic tests will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. No uniform policy of coverage and reimbursement for products exists among third-party payors and coverage and reimbursement levels for products can differ significantly from payor to payor. As a result, the coverage determination process is often a time consuming and costly process that may require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. It is difficult to predict what CMS will decide with respect to reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products. Reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer biotechnology services have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European countries. Moreover, eligibility for reimbursement does not imply that any biotechnology service will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale, and distribution. Interim reimbursement levels for new biotechnology services, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of biotechnology services and the clinical setting in which they are used, may be based on reimbursement levels already set for lower cost biotechnology services and may be incorporated into existing payments for other services. Our inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products we may develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize product candidates, and our overall financial condition.

Net prices for biotechnology services may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of biotechnology services from countries where they may be sold at lower prices than in the United States. Our inability to promptly obtain coverage and profitable reimbursement rates third-party payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Increasingly, third-party payors are requiring that biotechnology service companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for any product candidate that we commercialize and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. In order to obtain reimbursement, our company may need to demonstrate to providers that patients have improved outcomes with our products compared to standard of care. We expect to experience pricing pressures in connection with the sale of any of our product candidates, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly biotechnology services and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

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Additionally, we may develop products candidates for use as a companion diagnostic test. We, or our collaborators, may be required to obtain coverage and reimbursement for these tests separate and apart from the coverage and reimbursement we seek for our product candidates, once approved. Even if we obtain regulatory approval or clearance for such product candidates, there is significant uncertainty regarding our ability to obtain coverage and adequate reimbursement for the same reasons applicable to our product candidates. Medicare reimbursement methodologies, whether under Part A, Part B, or clinical laboratory fee schedule may be amended from time to time, and we cannot predict what effect any change to these methodologies would have on any product candidate or companion diagnostic for which we receive approval. Our inability to promptly obtain coverage and adequate reimbursement from both third-party payors for the companion diagnostic tests that we develop and subsequent product candidates and for which we obtain regulatory approval could have a material and adverse effect on our business, financial condition, results of operations and prospects.

If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

Healthcare providers, physicians and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of pharmaceutical products. Arrangements with third-party payors and customers can expose pharmaceutical manufacturers to broadly applicable fraud and abuse and other healthcare laws and regulations, including, without limitation, the federal Anti-Kickback Statute and the federal False Claims Act, which may constrain the business or financial arrangements and relationships through which such companies sell, market and distribute pharmaceutical products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of ownership, pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials. The applicable federal and state healthcare laws and regulations laws that may affect our ability to operate include, but are not limited to:

•

the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to civil and criminal fines and penalties up to $100,000 for each violation, plus up to three times the remuneration involved, imprisonment of up to ten years, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution;

•

federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act, which impose criminal and civil penalties, including through civil “qui tam” or “whistleblower” actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the federal civil False Claims Act, the government may impose civil fines and penalties ranging from $11,181 to $22,363 for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

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•

the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

•

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions;

•

the federal Physician Payments Sunshine Act, created under the ACA, and its implementing regulations, which require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the U.S. Department of Health and Human Services under the Open Payments Program, information related to payments or other transfers of value made to physicians, certain other healthcare professionals, and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members;

•	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•

analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payer, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require biotechnology services providers and manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities, including compensation of physicians with stock or stock options, could, despite efforts to comply, be subject to challenge under one or more of such laws. Additionally, regulatory agencies may not agree that we have mitigated any risk of bias in our clinical research due to payments or equity interests provided to investigators or institutions which could limit a regulator’s acceptance of those clinical research data in support of a marketing application. Moreover, efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, exclusion from participation in Medicare, Medicaid and other federal healthcare programs, integrity and oversight agreements to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

We and any potential collaborators may be subject to federal, state, and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by HITECH. Depending on the facts and circumstances, we could be subject to civil, criminal, and administrative penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

Compliance with U.S. and international data protection laws and regulations could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom we or our potential collaborators obtain personal information, as well as the providers who share this information with us, may limit our ability to collect, use and disclose the information. Claims that we have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.

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European data collection is governed by restrictive regulations governing the use, processing and cross-border transfer of personal information.

In the event we decide to conduct clinical trials or continue to enroll subjects in our ongoing or future clinical trials in the European Union, we may be subject to additional privacy restrictions. The collection and use of personal health data in the European Union is governed by the provisions of the General Data Protection Regulation 2016/679, or GDPR. This directive imposes several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The GDPR also imposes strict rules on the transfer of personal data out of the European Union to the United States. Failure to comply with the requirements of the Data Protection Directive, which governs the collection and use of personal health data in the European Union, the GDPR, and the related national data protection laws of the European Union Member States may result in fines and other administrative penalties. The GDPR introduced new data protection requirements in the European Union and substantial fines for breaches of the data protection rules. The GDPR regulations may impose additional responsibility and liability in relation to personal data that we process, and we may be required to put in place additional mechanisms ensuring compliance with these and/or new data protection rules. This may be onerous and adversely affect our business, financial condition, prospects and results of operations.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate sustainable revenue or commercialize our product at our calculated price-point. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

•	the demand for our product candidates, if approved;

•	our ability to receive or set a price that we believe is fair for our products;

•	our ability to generate revenue and achieve or achieve profitability;

•	the amount of taxes that we are required to pay; and

•	the availability of capital.

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We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any commercialized product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved.

We may face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before us or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition.

The development and commercialization of biotechnology is highly competitive. We may face competition with respect to any product candidates that we seek to develop or commercialize in the future from other biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, and commercialization.

There are a number of small and large biotechnology companies and academic institutions that are currently pursuing the development and commercialization of products for the assessment of the indications that our molecular tests already provide. If any of these competitors or competitors for our product candidates commercialize before we do, our product candidates would not be the first diagnostic test on the market, and our market share may be limited. In addition to competition from other companies making products for our target indications, any products we may develop may also face competition from other types of molecular testing.

Mergers and acquisitions in the biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

In addition, we could face litigation or other proceedings with respect to the scope, ownership, validity and/or enforceability of our patents relating to our competitors’ products and our competitors may allege that our products infringe, misappropriate or otherwise violate their intellectual property. The availability of our competitors’ products could limit the demand, and the price we are able to charge, for any products that we may develop and commercialize.

There are risks and uncertainties encountered by early-stage companies.

As an early-stage company, we are unable to offer assurance that we will be able to overcome our lack of brand recognition and our lack of capital.

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We may not be successful in establishing our business model.

We are unable to offer assurance that we will be successful in establishing our business model. Should we fail to successfully implement our business plan, you may lose your entire investment.

We may never earn a profit.

Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our diagnostic business, which could place a significant strain on our company's infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on a small executive team and the loss of any executive officer, for any reason, could disrupt our operations and adversely affect the development of our business.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions regarding our key employees could adversely affect our long-term strategic planning and execution.

Indemnification of Directors, Officers and Legal Representatives.

Our Articles of Incorporation permit the company to indemnify any and all directors, officers and agents of the company with respect to, among other things, and to the maximum extent permitted by Wyoming law, their liability in such roles. Our Articles of Incorporation also authorize the company to provide contractual indemnification obligations under our agreements with our directors, officers, and agents of the Company to the maximum extent permitted by law. In addition, the company has entered into contractual indemnification agreements with each of its board members. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and agents for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

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So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements.

As a Tier 1 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting and we will be exempt from any independent auditor attestation requirements concerning any such report, so long as we are a Tier 1 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Changes in funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products or take action with respect to other regulatory matters can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

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Disruptions at the FDA and other agencies may also slow the time necessary for new biotechnology services to be reviewed and/or approved, or for other actions to be taken, by relevant government agencies, which would adversely affect our business. For example, over the last several years, including for 35 days beginning on December 22, 2018, the U.S. government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Similarly, a prolonged government shutdown could prevent the timely review of our patent applications by the United States Patent and Trademark Office, or USPTO, which could delay the issuance of any U.S. patents to which we might otherwise be entitled. Further, upon completion of this offering and in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to Our Organization and Structure

Securities Laws.

As a company that is not listed on a national stock exchange such as the NYSE or NASDAQ conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

Also, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Because we have multiple programs and product candidates in our development pipeline and are pursuing a variety of target indications and treatment modalities, we may expend our limited resources to pursue a particular product candidate and fail to capitalize on development opportunities or product candidates that may be more profitable or for which there is a greater likelihood of success.

We focus on the development of product candidates to address proteomic expression trends associated with disease progression or stability (e.g. quantification of proliferation markers and apoptosis markers) from endoscopic biopsies of diseased esophageal tissue. Because we have limited financial and personnel resources, we may forgo or delay pursuit of opportunities with potential target indications or product candidates that later prove to have greater commercial potential than our current and planned development programs and product candidates. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Our spending on current and future research and development programs and other future product candidates for specific indications may not yield any commercially viable future product candidates. If we do not accurately evaluate the commercial potential or target market for a particular product candidate, we may be required to relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for us to retain sole development and commercialization rights to such future product candidates.

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Additionally, we may pursue additional in-licenses or acquisitions of development-stage assets or programs, which entails additional risk to us. Identifying, selecting and acquiring promising product candidates requires substantial technical, financial and human resources expertise. Efforts to do so may not result in the actual acquisition or license of a successful product candidate, potentially resulting in a diversion of our management’s time and the expenditure of our resources with no resulting benefit. For example, if we are unable to identify programs that ultimately result in approved products, we may spend material amounts of our capital and other resources evaluating, acquiring and developing products that ultimately do not provide a return on our investment.

Product liability lawsuits against us could cause us to incur substantial liabilities and could limit commercialization of any product candidates that we may develop.

We face an inherent risk of product liability exposure related to the testing of product candidates in human clinical trials and will face an even greater risk if we commercially sell any diagnostics systems that we may develop. If we cannot successfully defend ourselves against claims that our product candidates or medicines caused injuries, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any diagnostics systems that we may develop;

•	injury to our reputation and significant negative media attention;

•	withdrawal of clinical trial participants;

•	significant costs to defend the related litigation;

•	monetary awards to trial participants or patients, if any;

•	loss of revenue; and

•	the inability to commercialize our diagnostics systems.

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Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the laws of the FDA and comparable foreign regulatory authorities; provide true, complete and accurate information to the FDA and comparable foreign regulatory authorities; comply with manufacturing standards we have established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities. If we obtain FDA approval of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We intend to adopt a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could harm our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials. In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Our failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

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Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations.

Our ability to invest in and expand our business and meet our financial obligations, to attract and retain third-party contractors and collaboration partners and to raise additional capital depends on our operating and financial performance, which, in turn, is subject to numerous factors, including the prevailing economic and political conditions and financial, business and other factors beyond our control, such as the rate of unemployment, the number of uninsured persons in the United States, political influences and inflationary pressures. For example, an overall decrease in or loss of insurance coverage among individuals in the United States as a result of unemployment, underemployment or the repeal of certain provisions of the ACA, may decrease the demand for healthcare services and pharmaceuticals. If fewer patients are seeking medical care because they do not have insurance coverage, we may experience difficulties in any eventual commercialization of our product candidates and our business, results of operations, financial condition and cash flows could be adversely affected.

In addition, our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets upon which biotechnology companies such as us are dependent for sources of capital. In the past, global financial crises have caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to our business, including a reduced ability to raise additional capital when needed on acceptable terms, if at all, and weakened demand for our product candidates. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Our internal computer systems, or those used by our third-party research institution collaborators, CROs or other contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security measures, our internal computer systems and those of our future CROs and other contractors and consultants may be vulnerable to damage from computer viruses and unauthorized access. Although to our knowledge we have not experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of development programs and business operations. For example, the loss of clinical trial data from completed, ongoing or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Likewise, we rely on third parties for research and development, the manufacture and supply of drug product and drug substance and to conduct clinical trials, and similar events relating to their computer systems could also have a material adverse effect on our business. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or systems, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development and commercialization of our product candidates could be delayed.

Certain data breaches must also be reported to affected individuals and the government, and in some cases to the media, under provisions of HIPAA, as amended by HITECH, other U.S. federal and state law, and requirements of non-U.S. jurisdictions, including the European Union Data Protection Directive, and financial penalties may also apply.

We intend to obtain insurance policies to cover potential breaches although these policies may not be adequate to compensate us for the potential losses arising from breaches, failures or disruptions of our infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, the insurance may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

Furthermore, the loss of clinical trial data from completed or future clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.

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We or the third parties upon whom we depend may be adversely affected by earthquakes or other natural disasters and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Earthquakes or other natural disasters could severely disrupt our operations, and have a material adverse effect on our business, results of operations, financial condition and prospects. If a natural disaster, power outage or other event occurred that prevented us from using all or a significant portion of our headquarters, that damaged critical infrastructure, such as the manufacturing facilities of our third-party CMOs, or that otherwise disrupted operations, it may be difficult or, in certain cases, impossible for us to continue our business for a substantial period of time. The disaster recovery and business continuity plans we have in place currently are limited and are unlikely to prove adequate in the event of a serious disaster or similar event. We may incur substantial expenses as a result of the limited nature of our disaster recovery and business continuity plans, which, particularly when taken together with our lack of earthquake insurance, could have a material adverse effect on our business.

Risks Related to this Offering

There is no minimum offering and no person has committed to purchase any of the Offered Shares.

We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

You may never realize any economic benefit from a purchase of Offered Shares.

Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock or preferred stock.

The company does not have a dividend policy.  The company has neither declared nor paid a dividend.  To date, the company has not retained earnings for reinvestment but may do so in the future.

Our shares of common stock are Penny Stock, which may impair trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

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Our common stock is thinly traded, and its market price may become highly volatile.

There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which may be beyond our control:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of our products and services;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our products and services;

•	the results of our clinical trials;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	significant data breaches of our company, providers, vendors or pharmacies;

•	our involvement in litigation;

•	future sales of our common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	changes in senior management or key personnel;

•	negative publicity, such as whistleblower complaints or unsupported allegations made by short sellers, about us or our products or services;

•	the trading volume of our common stock;

•	changes in investor perceptions of us or our industry;

•	changes in the anticipated future size and growth rate of our market;

•	general economic, political, regulatory, industry, and market conditions; and

•	natural disasters or major catastrophic events.

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We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an emerging growth company. The Sarbanes–Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Stock Market, or Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time- consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

The terms of this offering were determined arbitrarily.

The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings, or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock.

In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering.

If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See Dilution).

Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of the date of this prospectus, our executive officers, directors and five percent or greater stockholders and their respective affiliates, beneficially own, in the aggregate, approximately a substantial portion of our outstanding common stock, assuming the conversion of all our outstanding convertible preferred stock, including the Preferred Shares which are the subject of this offering. Upon the closing of this offering, assuming that we sell the number of shares reflected on the cover page of this prospectus, that same group will beneficially own, in the aggregate, approximately 90% of our outstanding common stock. As a result, after this offering, these stockholders, if they act together, will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of any merger, sale of substantially all our assets or other significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you or other stockholders may feel are in your or their best interest as one of our stockholders.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds.

Pending use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper, and guaranteed obligations of the United States government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our common stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our common stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in deciding to purchase our common stock.

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We may terminate this Offering at any time during the offering period.

We reserve the right to terminate this offering at any time, regardless of the number of common stock shares sold. In the event that we terminate this offering at any time prior to the sale of all of the common stock shares offered hereby, whatever amount of capital that we have raised at that time will have already been utilized by the Company and no funds will be returned to subscribers.

Risks Related to our Financial Position, Need for Additional Capital and Growth Strategy

We will require substantial additional funding to achieve our business goals. If we are unable to obtain this funding when needed and on acceptable terms, we could be forced to delay, limit or terminate our product development efforts.

Developing diagnostic assays for clinical use is expensive and time-consuming, and we expect to require substantial additional capital to conduct research, preclinical testing and human studies, may establish pilot scale and commercial scale manufacturing processes and facilities, and establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support our existing programs and pursue potential additional programs. We are also responsible for the payments to third parties of expenses that may include milestone payments, license maintenance fees and royalties, including in the case of certain of our agreements with academic institutions or other companies from whom intellectual property rights underlying their respective programs have been in-licensed or acquired. Because the outcome of any preclinical or clinical development and regulatory approval process is highly uncertain, we cannot reasonably estimate the actual amounts necessary to successfully complete the development, regulatory approval process and commercialization of any future product candidates we may identify. Additional funds may not be available when we need them, on terms that are acceptable, or at all. If adequate funds are not available to us on a timely basis, we may be required to delay, limit or terminate one or more research or development programs or the commercialization of any product candidates or be unable to expand operations or otherwise capitalize on business opportunities, as desired, which could materially affect our business, prospects, financial condition and results of operations.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to current product candidates or to any future product candidates on unfavorable terms.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. We, and indirectly, our stockholders, will bear the cost of issuing and servicing any such securities and of entering into and maintaining any such strategic partnerships or other arrangements. Because any decision by us to issue debt or equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future financing transactions. To the extent that we raise additional capital through the sale of equity or debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a stockholder. The incurrence of additional indebtedness would result in increased fixed payment obligations and could involve additional restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but limit our potential cash flow and revenue in the future. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product candidates, or grant licenses or other rights on unfavorable terms.

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If we engage in acquisitions or strategic partnerships, this may increase our capital requirements, dilute our stockholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may engage in various acquisitions and strategic partnerships in the future, including licensing or acquiring complementary products, intellectual property rights, technologies, or businesses. Any acquisition or strategic partnership may entail numerous risks, including:

•	increased operating expenses and cash requirements;

•	the assumption of indebtedness or contingent liabilities;

•	the issuance of our equity securities which would result in dilution to our stockholders;

•	assimilation of operations, intellectual property, products and product candidates of an acquired company, including difficulties associated with integrating new personnel;

•	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such an acquisition or strategic partnership;

•	retention of key employees, the loss of key personnel, and uncertainties in our ability to maintain key business relationships;

•	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals; and

•	our inability to generate revenue from acquired intellectual property, technology and/or products sufficient to meet our objectives or even to offset the associated transaction and maintenance costs.

In addition, if we undertake such a transaction, we may issue dilutive securities, assume or incur debt obligations, incur large one-time expenses and acquire intangible assets that could result in significant future amortization expense.

Liquidity Risk

The Company’s operations present a liquidity risk. Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities.

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DILUTION

the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of September 29, 2020 was $(6,485,353) (unaudited), or $(0.07) per then-outstanding share of common stock. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding, all as of the date specified.

If the maximum  shares of preferred stock in this offering are purchased at the price of $5 per share, after deducting approximately $100,000 in offering expenses payable by us, our pro forma as adjusted net tangible book value would be approximately $13,514,647 at September 29, 2020. This amount represents an immediate increase in pro forma net tangible book value of $0.20 per share to our existing stockholders at the date of this Offering Circular, and does not represent any dilution in pro forma net tangible book value per share to new investors purchasing shares of preferred stock in this offering at price of $5.00 per share.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 4,000,000, 3,000,000, 2,000,000 and 1,000,000 of the Offered Shares are sold.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 4,000,000, 3,000,000, 4,000,000 and 1,000,000 of the shares offered for sale in this offering (after our estimated offering expenses of $100,000):

Funding Level	4,000,000	3,000,000	2,000,000	1,000,000
Offering Price	$5.00	$5.00	$5.00	5.00
Pro forma net tangible book value per common stock share before the Offering	$(6,485,353)	$(6,485,353)	$(6,485,353)	$(6,485,353)
Increase per common share attributable to investors in this Offering	0	0	0	0
Pro forma net tangible book value per common stock share after the Offering	$13,514,647	$8,514,647	$3,514,647	$(1,514,647)
Dilution to investors	$0	$0	$0	$0
Dilution as a percentage of Offering Price	0%	0%	0%	0%

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USE OF PROCEEDS

The net proceeds of the maximum offering, after deducting total offering expenses of $100,000, would be approximately $19,900,000.00, $4,637,571.00 of which is going to the selling shareholders and the balance would be available for immediate use by the Company. The following table sets forth the use of proceeds given each funding level

	Maximum Offering	Seventy-Five Percent (75%) of Offering	Fifty Percent (50%) of Offering	Twenty-Five Percent (25%) of Offering
Offering expense	$100,000.00	$100,000.00	$100,000.00	$100,000.00
Product development	4,181,244.50	2,741,135.79	1,244,387.59	262,429.00
Production setup and operations	2,582,000.00	1,541,702.42	344,812.56	-
Selling Shareholders	4,637,571.00	4,637,571.00	4,637,571.00	4,637,571.00
Potential Investments/Further Research	8,499,184.50	5,979,590.79	3,673,228.85	-
TOTAL PROCEEDS	$20,000,000	$15,000,000	$10,000,000	$5,000,000

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

Proceeds to Selling Shareholders of Series D Preferred Stock

Shareholders	Series D owned prior to Offering	Series D Offered for Sale	% of Class Owned
Mastiff Group, LLC	12,000	12,000	0.24%
Israel Levy Revocable Trust	147,754	147,754	2.96%
Noah N. Levy	12,000	12,000	0.24%
Arie Maor	96,000	96,000	1.92%
Daniel Abramson	45,600	45,600	0.91%
Gabriel Zelwin	36,000	36,000	0.72%
Martin Enterprises	34,800	34,800	0.70%
White Birch Portal, LLC	261,600	261,600	5.23%
Albert Levy	72,000	72,000	1.44%
Ilan Grinberg	33,600	33,600	0.67%
Jay Parikh	50,400	50,400	1.01%
DASA Portal	113,760	113,760	2.28%
Daniel Dorman	12,000	12,000	0.24%
TOTAL	927,514	927,514	18.55%

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Offered Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

§	the information set forth in this Offering Circular and otherwise available;
§	our history and prospects and the history of and prospects for the industry in which we compete;
§	our past and present financial performance;
§	our prospects for future earnings and the present state of our development;

§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

§	other factors deemed relevant by us.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 4,000,000 shares of Series D Preferred Stock (the “Offered Shares”) on a best-efforts basis, at a price of $5.00 per Offered Share; any funds derived from this offering will be immediately available to us for our use; provided that 927,514 Offered Shares are being sold on behalf of selling shareholders and accordingly, we intend to apply the proceeds of 927,514 Offered Shares of this offering to said shareholders. We anticipate applying the balance of the proceeds from this offering for general administrative expenses, product development, production setup and operations, marketing, sales channel development, customer training, support and for other business development and growth purposes, including investments in other biotech companies.

More specifically and to the extent possible the balance of the proceeds will be applied as follows: for (a) a Pilot study assessing predictability and sensitivity of assay (30 patients); (b) Assay development, certification and validation; (c) Intellectual property filings (provisional and non-provisional); (d) Corporate infrastructure; (e) Key Opinion Leader engagement; (f) Board of Directors formation; (g) Large-scale multi-institutional retrospective study (125 patients); (h) Tissue acquisition and pathology services; (i) Publication of data in peer-reviewed journals and oncology conferences; (j) Mass spectrometer purchase (Q-Exactive HFX – ThermoFisher); (k) Lease small lab and corporate headquarters; (l) Purchase of minor lab equipment and reagents; (m) Build small R&D team (4-6 members); (n) Build small business development team (3-4 members); (o) Build small operations team (1-2 members); (p) Consulting fees for collaborators and advisors; (q) Salaries for C-level and new hires; (r) CAP accreditation; (s) CLIA certification; (t) Corporate General and Administrative (G&A) costs; (u) Corporate Travel and Expenses (T&E); (v) Making investments in or entering strategic alliances with other biotech companies; and (w) General overhead.

There will be no refunds for purchases of the Offered Shares. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor's subscription agreement has been accepted by us.

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (FINRA) and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until the Company has complied with each such states’ registration and/or qualification requirements. We reserve the right to temporarily suspend and/or modify this offering and Offering Circular in the future, during the offering period, in order to take such actions necessary to enable the Company to accept subscriptions in this offering from investors residing in such states identified above.

We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with this offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, common stock or warrants to purchase our common stock. To the extent we decide to engage broker-dealers we may also issue shares and grant stock options or warrants to purchase our common stock to such broker-dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

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Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

•	Electronically receive, review, execute and deliver to us a subscription agreement; and

•	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.stelladx.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this Offering.

State Law Exemptions and Investor Suitability

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Offered Shares, we may qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

In addition, generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Issuance of Certificates

Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue a certificate or certificates representing such investor's purchased Offered Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Offered Shares you own.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, and 10,100,000 shares of preferred stock, $0.001 par value per share. As of the date of this Offering Circular, there were 96,365,470 shares of our common stock issued and outstanding held by one hundred eighty two (182) holders of record, 100,000 shares of our Series A preferred stock issued and outstanding held by six (6) holders of record, 3,500,000 shares of our Series B preferred stock are authorized though at this time zero (0) shares of our Series B preferred stock are issued and outstanding and are held by zero (0) holders of record, and 927,514 shares of our Series D preferred stock issued and outstanding held by fourteen (14) holders of record.

Series D Preferred Stock

Voting

Holders of Series D Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series D Preferred stock is sufficient to bind all holders of Series D Preferred Stock.

Dividends

Holders of Series D Preferred Stock are currently not entitled to receive dividends on Series D Preferred Stock.

Liquidation Preference

Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, Series D Preferred Stock is senior to all common stock holders and are entitled to receive an amount per share of Series D Preferred Stock equal to $5.00 per share.

Conversion

Series D Preferred Stock is voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 20% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date,  at a conversion price of $4.00 per share, such that, for example, each Series D Preferred Share worth $4.00 is convertible into five shares of our Common Stock, at a price of $0.80 per share of Common Stock.

Redemption

Series D Preferred Stock of the Company do not have redemption rights.

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Common Stock

The voting, dividend and liquidation rights of holders of our Common Stock are subject to and qualified by the rights, powers and preferences of the holders of all series of preferred stock of the company.

The holders of common stock are entitled to one vote for each share of common stock held at all meetings of shareholders and there is no cumulative voting.

Common Stock do not have a liquidation preference, redemption right or right to receive dividends other than in the discretion of the Board of Directors of the Company.

Series A Preferred Stock

Voting

Holders of Series A Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series A Preferred stock is sufficient to bind all holders of Series A Preferred Stock.

Dividends

If the Company declares, pays or sets aside a dividend, Series A Preferred Stock shall receive a dividend priority ahead of those other classes or series of stock of the Company or simultaneously receive, a dividend. If the Company declares, pays or sets aside a dividend on a class or series of stock that is convertible into Common Stock of the Company, then Series A Preferred Stock shall receive a dividend amount equal to the greater of its conversion value or the dividend amount payable on such other class or series of stock of the Company.

Liquidation Preference

Series A Preferred Stock of the company do not have a liquidation preference but are subject to mandatory conversion in the event of a liquidation, at the conversion rate set forth in the “Conversion” section below.

Conversion

Series A Preferred Stock of the company are voluntarily convertible by the holders thereof at any time, into that number of shares of our Common Stock equal to 0.01% of the total number of shares of Common Stock outstanding at the conversion time. Series A Preferred Stock of the company is also subject to mandatory conversion in the event of a Deemed Liquidation event, at the same foregoing conversion rate applicable in the event of a voluntary conversion.

Redemption

Series A Preferred Stock of the Company do not have redemption rights.

Series B Preferred Stock

Currently, no shareholders hold Series B Preferred Stock of the Company. However, those current holders of our Series D Preferred Stock, those holding 927,514 of the Offered Shares, have the contractual right that allows them to convert such Series D Preferred Stock into Series B Preferred Stock if such stock is not sold in this offering. For the avoidance of doubt, however, such right only applies in the event those shares are not sold in this offering and will not carry over to such Series D shares that are sold in this offering.

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Voting

Holders of Series B Preferred Stock of the Company vote together as a single class, such that the affirmative vote of 50% of the then outstanding shares of Series B Preferred stock is sufficient to bind all holders of Series B Preferred Stock.

Dividends

Only to the extent that the Company declares, pays or sets aside a dividend, Series B Preferred Stock shall receive a dividend priority ahead of those other classes or series of stock of the Company, or simultaneously receive, a dividend. If the Company declares, pays or sets aside a dividend on a class or series of stock that is convertible into Common Stock of the Company, then Series B Preferred Stock shall receive a dividend amount equal to the greater of its conversion value or the dividend amount payable on such other class or series of stock of the Company.

Liquidation Preference

Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, Series D Preferred Stock are entitled to receive an amount per share of Series B Preferred Stock equal to $1.00 per share plus any declared but unpaid dividends thereon.

Conversion

Series B Preferred Stock is voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 50% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date.

Redemption

Series B Preferred Stock of the Company do not have redemption rights.

Pre-emptive Rights

As of the date of this Offering Circular, no holder of any shares of our common stock or any series of preferred stock have pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy

We have never declared or paid any dividends on our common stock. The company does not have a dividend policy. To date, the company has not retained earnings for reinvestment but may do so in the future. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Shareholder Meetings

Our Bylaws provide that special meetings of shareholders may be called only by our Board of Directors or our president or at the written request of Stockholders owning a majority of the stock entitled to vote at such meeting.

Transfer Agent

Vstock Transfer, LLC is the transfer agent for our common stock. Vstock Transfer, LLC’s address is 18 Lafayette Place, Woodmere, NY 11598; its telephone number is (212) 828-8436; its website is vstockstransfer.com. No information found on Vstock Transfer, LLC’s website is part of this Offering Circular.

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DESCRIPTION OF BUSINESS

Corporate Information

Our principal executive offices are located at 4239 Lincoln Pines Court, Salt Lake City, Utah 84124; our telephone number is (646) 490-2860; our corporate website is located at www.stelladx.com. No information found on our company’s website is part of this Offering Circular.

History

Stella Diagnostics, Inc. was incorporated in 1992 in the State of Delaware, under the name Harbour Capital Corp. On January 18, 2008, the company redomiciled in the State of Florida and on July 5, 2013 redomiciled in the State of Wyoming. Since its incorporation, it changed its name to SuperPro Vending Group, Inc., then to AFA Music Group, Ltd., then to 3D Eye Solutions, Inc., thereafter to JMD Properties, Inc., and recently, following our reverse merger with Stella Diagnostics, LLC in August 2020, to Stella Diagnostics, Inc. The Company is headquartered in Salt Lake City, Utah and continues to maintain its corporate registration in Wyoming.

Our Principal Products and Services

Our primary business is as a molecular diagnostics-based organization that uses targeted mass spectrometry to determine the level of disease progression in tissue of the lower esophagus. Based upon years of robust research, our proprietary panel of biomarkers can notify providers if common diseases of the esophagus like GERD and Barrett’s esophagus express proteins associated with normal or carcinogenic processes. Through our proprietary technology and targeted proteomics method, the company can better inform gastroenterologists, surgical oncologists and pathologists which patients are high risk for disease progression into precancer or cancer. The predictive panel will be offered as a Laboratory Developed Test in a CAP/CLIA Certified moderate complexity laboratory. With additional R&D and the accumulation of data from our clinical efforts, we will also yield viable new drug targets to inhibit BE pathogenesis and/or treat EC. We believe that informing physicians of the biomarkers playing a role in the pathogenesis of GERD, BE and EC early in the patient’s treatment plan will help providers extend or even save lives.

Market

60 million Americans suffer from gastroesophageal reflux disease (GERD), while 6 million Americans develop Barrett’s esophagus (BE). Of those patients, roughly 20,000 new cases of esophageal cancer (EC) are reported in the US each year. Esophageal cancer makes up about 1% of all cancers diagnosed in the United States, but it is much more common in other parts of the world, such as Iran, northern China, India, and southern Africa. EC has the highest rate of incidence of any cancer in the US and the overall survival is just 13 months. Deaths relative to incidence annually for esophageal cancer patients is 92%, making it the deadliest cancer in the country. As a reference, all cancers diagnosed in the US combined have a death per incidence annual rate of 33%. The current pathology standard of prognosis for these diseases is gross and microscopic inspection of esophageal biopsies.

We have discovered the mutual intersections of many novel biomarkers that illuminate the carcinogenic proteomic milieu that leads to an increase in cellular proliferation, invasion, migration, metastasis, and cell survival as well as chemotherapeutic resistance to the most commonly prescribed drugs for EC which yields more clinically actionable information to assist providers in optimizing patient management strategies for all three stages of disease progression. There are nearly 11,000 practicing gastroenterologists in the US who would potentially incorporate our diagnostic platform into their routine clinical sequences for monitoring patients with Barrett’s esophagus.

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Sales, Marketing and Market Opportunity

We intend to support the commercialization of each of our product candidates when we believe a regulatory approval in a particular territory is likely. Because most of our target indication are rare esophageal diseases with a concentrated cohort and a small number of key opinion leaders who influence the treatments for the relevant patient population, we currently believe that we can effectively address each market using targeted, specialty sales and marketing and distribution support. We intend to evaluate our commercialization strategy as we advance each product candidate through robust clinical research. In any core markets outside of the United States that we may identify, where appropriate, we may utilize strategic partners, distributors or contract sales forces to expand the commercial availability of our product candidates. We currently do not expect that we will require large biotechnology partners for the commercialization of any of our product candidates, although we may consider partnering in certain territories or indications or for other strategic purposes.

Clinicians are eager to optimize therapy through diagnosis, prognosis and targeted therapy selection. Given the limitations of current centralized testing options, we believe empowering clinicians with a decentralized turnkey solution for patient risk stratification and therapy optimization will be a significant breakthrough in the standard of care. Our solution also benefits biopharmaceutical companies across a range of applications, including patient selection and recruitment for clinical trials and potentially commercialization once the drug is approved, as well as identification of new proteomic targets for drug development.

For patient risk stratification and therapy optimization, we estimate a ~$3 billion total national market opportunity, inclusive of clinical and biopharmaceutical markets. This includes a U.S. clinical opportunity of $3.03 billion, which assumes approximately 1,600,000 upper endoscopies for Barrett’s esophageal surveillance in the United States, annually.  These market figures were elucidated from publicly available sources, mainly from peer-reviewed articles in scientific and clinical journals that were published between 2011 and 2020.

Clinicians are eager to expand precision oncology into early-stage cancer and/or have access to additional molecular data on their patients diseased tissue, yielding improved outcomes. We believe that our solution is capable of detecting disease burden, even when other methodologies fail because we assess the active disease drivers specific to esophageal indications based upon the proteomic profile of their diseased tissue and therefore anticipate this method is superior. We are encouraged that our approach will revolutionize how Barrett’s esophagus and esophageal adenocarcinoma is screened and managed by measuring cancer risk, cancer progression, and therapy sensitization of esophageal lesions, determining an optimal treatment regimen and potentially refining therapeutic options.

According to multiple publicly available sources, we estimate 4-6 million Barrett’s esophagus patients are eligible for personalized disease progression monitoring.

According to Grandview Research, the total global cancer diagnostics market was reported to be approximately $67.8 billion in 2018 and is expected to be $249.6 billion in 2026.

We believe we have overcome the challenges of accuracy, utility, turnaround time and economics of genomic analysis with our flexible product development platform that can generate dozens of products so precancer and/or cancer patients with almost any solid tumor cancer type, can receive patient management strategies informed by a proteomic test. In addition, we believe that have developed a turnkey solution that enables any laboratory to generate high quality and actionable proteomic data.

While we believe strongly in our product and in the statements above, we caution that we cannot guarantee the success of our product. Please see the disclaimer regarding forward looking statements elsewhere in this Offering Circular.

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Competition

Generally, the biotechnology and pharmaceutical industries, including life sciences research, clinical diagnostics and drug development, are characterized by rapidly advancing technologies, intense competition and a strong emphasis on intellectual property. Given the breadth and promise of personalized medicine, we face substantial competition from different sources, including life sciences tools and diagnostics companies and academic research institutions. Due to the significant interest and growth in comprehensive genomic profiling both in tissue and liquid biopsies and personalized medicine more broadly, it is possible for competition to increase. However, we believe our proprietary and flexible technology platform, our process capabilities and our scale will distinguish us from any competitors.

It is further possible that any of our current or potential competitors, either alone or with their collaboration partners, would have significantly greater financial resources and expertise in research and development, manufacturing, regulatory clearance approval and compliance, and sales and distribution than we do. Mergers and acquisitions involving life sciences research, clinical diagnostics or drug discovery companies in the personalized medicine space may result in even more resources being concentrated among a smaller number of any competitors. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors could also compete with us in recruiting and retaining qualified scientific and management personnel and in acquiring technologies complementary to, or necessary for, our programs, to the extent applicable. Our commercial opportunity could be reduced or eliminated if any competitors develop and commercialize research or diagnostic products or services that are more accurate, more convenient to use or more cost-effective than our products or services. Competitor diagnostic products could also prove to be less invasive, more informative, more convenient to administer or more cost-effective than any products we may develop in-house or with our collaborators. Our competitors also may obtain regulatory clearance or approval for their products more rapidly than we may obtain clearance or approval for ours, which could result in our competitors establishing a strong market position before we are able to enter a particular market.

The current standard of care is the largest form of competition to our business model.  Barrett’s esophagus patients are monitored by gross and microscopic inspection via upper endoscopies.  Gastroenterologists will observe the diseased distal esophagus grossly with an endoscope and retrieve pinch biopsies for inspection, typically performed by a GI-pathologist.  These methods assess the cellular organization, histological classification and macroscopic architecture of the Barret’s tissue and does not yield molecular analysis on components of the disease that may be indicative of pathogenesis.  These clinical concepts and sequences have been the standard screening assessment process for decades and it may be difficult to incorporate our assay into these well-established protocols.

Intellectual Property

Our success depends in part on our ability to obtain and maintain intellectual property protection for our technology, defend and enforce our intellectual property rights, preserve the confidentiality of our trade secrets, and operate without infringing, misappropriating or otherwise violating valid and enforceable intellectual property rights of others. We seek to protect the investments made into the development of our technology by relying on a combination of patents, trademarks, copyrights, trade secrets, including know-how, and license agreements. We also seek to protect our proprietary technology, in part, by requiring our employees, consultants, contractors and other third parties to execute confidentiality agreements and invention assignment agreements.

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To date, our group designed a large-scale mass spectrometric experiment to cast a molecular dragnet across our patient samples to detect overexpression and downregulation patterns that contribute to the progression mechanisms of Barrett’s esophagus (BE) and the aggressiveness of esophageal adenocarcinoma (EAC). We used FFPE tissue samples from esophagectomy surgery before chemotherapy or radiation had been administered, analyzing unadulterated EAC tissue, Barrett’s esophagus (BE) tissue, and normal esophageal squamous epithelium from 50 patients. Our platform consisted of pathologist-guided microdissection, a Liquid Tissue® process turning FFPE tissue into a digested lysate, discovery mass spectrometry (TripleTOF 6600) and conservative biostatistics including ANOVA (Benjamini-Hochberg), post hoc T-tests (Tukey-Kramer) and a series of bioinformatics.

In addition, we discovered significant expression patterns linked to pathogenic processes which explains from several perspectives which expression trends yield carcinogenesis of the pre-cancerous Barrett’s tissue as well as the biochemical mechanisms utilized by EAC to rapidly progress and resist chemotherapeutic agents. We found a high number of relevant proteomic events in which tumor suppressors are turned off, growth factors are overexpressed, chemoresistance markers are upregulated, chemosensitivity markers are downregulated as well as revealing eight new potential drug targets in which therapeutic antagonism could slow tumorigenesis in EAC. Of these oncoproteins, we deemed a number of the markers to be significantly correlated with Barrett’s esophagus pathogenesis into adenocarcinoma.

Of these markers we robustly investigated what we thought were the central upstream proteins which have mutual intersections with diagnostic and therapeutic aspects of esophageal pathogenesis. The expression levels of these proteins spiked when transitioning from normal squamous epithelium to highly dysplastic BE tissue demonstrating that BE starts to act like cancer by using more glucose for energy (Warburg effect), increasing proliferative measures, and suppressing apoptosis – cellular properties that carry over into the adenocarcinoma histology. Individual knockdown of these genes that make these proteins in our diagnostic panel yielded a significant decrease in cellular proliferation compared to untreated EAC cell lines (OE-33), while inducing a higher level of cytotoxicity over a 48-hour period. Knockdown of some of these markers also demonstrated a slower rate of EAC cell migration compared to controls. Gene knockdown of the novel markers also improved the overall oncogenic milieu of interconnecting cancer pathways – robustly downregulating associated pro-tumoral genes while upregulating many anticancer factors. The sum of these findings demonstrates the diagnostic and therapeutic clinical utility of our diagnostic panel for Barrett’s-related esophageal carcinogenesis.

Generally, the patent positions of biotechnology companies like us are generally uncertain and involve complex legal, scientific and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued, and patent scope can be reinterpreted by the courts after issuance. Moreover, many jurisdictions permit third parties to challenge issued patents in administrative proceedings, which may result in further narrowing or even cancellation of patent claims. We cannot predict whether the patent applications we are currently pursuing will issue as patents in any particular jurisdiction or whether the claims of any patents, if issued, will provide sufficient protection from competitors.

Because patent applications in the United States and certain other jurisdictions are maintained in secrecy for 18 months or potentially even longer, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain of the priority of inventions covered by pending patent applications. Moreover, we may have to participate in interference proceedings or derivation proceedings declared by the United States Patent and Trademark Office, or USPTO, to determine priority of invention.

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Material Agreements

The Company has entered into a “Scope of Work” with Mprobe, Inc. labs to complete additional validation studies. Mprobe has agreed to perform assay development, feasibility assessments, assay validation, and run our predictability and sensitivity experiments.

Facilities

At the moment Stella Diagnostics, Inc. is outsourcing research work, assay development and validation tissue acquisition from third parties. The Company plans to assemble our own research facility, lab space, and corporate offices in 2021.

Employees

We have one full-time employee at this time, our CEO. Otherwise we currently employ one consultant on a part-time basis. (See also “Executive Compensation”).

Website

Our company's corporate website can be found at www.stelladx.com. We make available free of charge at this website all our reports filed with OTCMarkets.com, including our annual reports, quarterly reports, and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OTCMarkets.com. No information found on our company's website is part of this Offering Circular.

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MANAGEMENT’S PLAN OF OPERATIONS AND DISCUSSION

AND ANALYSIS OF PRIOR FINANCIAL CONDITION

This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular.

Plan of Operations

We are an early stage corporation that intends to operate as a molecular diagnostics organization for cancerous and precancerous indications.  We have not yet generated or realized any revenues from our business. We currently do not have significant cash on hand. Upon effectiveness of this registration statement and if funds are received from investors, we believe we will have sufficient capital to satisfy our cash requirements in connection with our operations. However, no assurance can be given that we will receive such funds. This capital will be used to build out our infrastructure, pay third party laboratories, to provide for the payment of advisory and accounting services, legal, lease of our office space and anticipated up-listing fees to a national securities exchange. However, there can be no assurance that we will qualify for either exchange or that our application will be approved.

Over the course of the 12-month period following the effectiveness of this registration statement, we plan to raise capital to support our business plan through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment, or that we will be able to raise sufficient capital required to implement our business plan on acceptable terms, if at all. Even if we are successful in raising sufficient capital to implement our business plan, we may continue to be unprofitable.

We anticipate our cash requirements to be as follows:

Estimated Funding Required During the Next Twelve Months*

Line Item	Description	Total
	CRO Scope of Work
1	Recombinant Proteins/Lysates Purchase (Pass thru cost)	$8,000
2	Process recombinant proteins/Lysates and choose 2 tryptic peptides for further analysis	$4,800
3	Purchase synthetic labeled heavy and light peptides (Pass Thru cost)	$32,000
4	Optimize heavy peptides	$4,000
5	Analyze biomarkers in FFPE tissue	$540,000
6	Project Management Fees (10%)	$101,000
7	Total CRO Fees	$689,800
	Tissue Acquisition from Collaborating Medical Institutions
8	Gastroenterology, Pathology, GI Oncology, Surgical Oncology Advisor Consulting Fees (IRB, MTA & Specimen Identification)	$100,000
9	Tissue Block Retrieval from Archives	$2000
10	Tissue Sectioning (Onto Slides)	$3600
11	Shipping Specimen to CRO	$500

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12	H&E Stain of all Samples	$2000
13	Tissue Acquisition Total Costs	$108,100
	Company Infrastructure
14	Lab space and equipment (mass spectrometer, etc.)	$1,000,000
15	VP of R&D	$120,000
16	Lab Technician I	$48,500
17	Lab Technician II	$55,500
18	Head of Corporate Development	$120,000
19	Head of Sales and Marketing	$120,000
20	CAP Accreditation and CLIA Certification for Laboratory	$60,000
21	Total Company Infrastructure Costs	1,524,000
	Corporate G&A
22	CEO Payroll (Annual Rate)	$138,000
23	T&E Budget	$20,000
24	Clinical/Surgical KOL Engagement	$150,000
25	Academic/Basic Science KOL Engagement	$30,000
26	Accounting	$100,000
27	Corporate Consulting	$120,000
28	Board of Director Expenses (Fees, insurance, etc.)	$600,000
29	Total Corporate G&A	$1,058,000
	Intellectual Property
30	Provisional Patent Filing	$1000
31	Legal Fees	$525,000
32	Additional R&D for Full Patent	$60,000
33	Total IP	$586,000
34	Additional Overhead Expenses Not Specified	$1,000,000
35	Total Projected Budged FY20-21	$4,965,900

*Estimated expense

MILESTONES

The following is a brief description of our planned activities, which we expect to commence immediately upon effectiveness of this registration statement of which this prospectus forms a part.

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Months 1 to 3

The anticipated activities undertaken during months 1 to 3 immediately upon effectiveness of this registration statement assumes that we will receive  proceeds  upon effectiveness of this registration statement of which this prospectus forms a part, and subsequently will be able to raise additional capital through other means such as equity transactions.  If we do not receive the funding, we will not be able to scale our business development accordingly. There can be no assurance that we will receive any funds at all from this offering or otherwise, to implement our business plan.

•	During the first three months, we plan to:

-	Submit Institutional Review Board (IRB) applications;
-	Acquire Tissue from medical institutions;
-	Begin validation trials assessing predictability and sensitivity of assay commenced with CRO;
-	Engage key opinion leaders and clinical collaborators;
-	Build out stage one of our executive team;
-	Engage an investor relations company and launch our corporate website.

Months 4 to 6

•	During the following three months, we plan to achieve the following:

-	Complete the build out of the management team.
-	Expand our clinical advisory board.
-	If still needed, finalize Board of Directors and Execute Agreements.
-	File second provisional patent.

Months 7 to 12

•	During the following six months, we plan to achieve the following:

-	Predictability and sensitivity in human tissues assessments completed and published or presented at national medical conference(s).
-	Expand our marketing efforts, our marketing personnel will endeavor to expand awareness of our brand to target providers (gastroenterologists, pathologists, etc.).
-	Multi-institutional retrospective study interim data expected.
-	File full patent application.
-	Start the road show process in anticipation of our up-listing to a national exchange.
-	Up-list our securities from the OTCQB to a national exchange.

Purchase of Significant Equipment

If possible, we may seek to purchase the following equipment with proceeds:

■	Q-Exactive HFX Mass Spectrometer (Thermo Fisher Scientific)
■	Liquid Chromatography System
■	Thermocyclers (2)
■	Reagents and buffers and cell culture media
■	Gloves/Gowns/ Lab Coats
■	0E-33 esophageal adenocarcinoma cells lines
■	Non-neoplastic Barrett’s epithelial (BAR) cells
■	Het-1A Squamous esophageal epithelial cell lines
■	CO2 Incubator for cell culture
■	Laser Capture Microdissection (LIECA)
■	Perio AT2 – High Volume, Digital Whole Slide Scanning
■	Water bath and/or heated incubators
■	LIMS System
■	Nanodrop DNA/RNA/Protein Quantification System

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Discussion and Analysis of Prior Financial Condition

Reverse Merger with Stella Diagnostics, LLC.

On August 20, 2020, pursuant to an Agreement and Plan of Merger, by and among JMD Properties, Inc., JMD Merger Sub LLC, and Stella Diagnostics, LLC, the Company acquired 100% of the issued and outstanding membership units of Stella Diagnostics, LLC, changed its name to Stella Diagnostics, Inc., divested itself of all of its prior real estate holdings and operations, and commenced new operations under a totally new line of business, as a medical diagnostics company (the “Merger”).

Post-Merger, Stella Diagnostics, LLC became the “accounting acquiror” of the Company. As such, we believe that the Plan of Operations set forth above provides the most accurate picture of the Company’s current financial posture. Stella Diagnostics, LLC has had no revenue to date and any revenue formerly generated by the Company through its real estate operations are now, as a result of the Merger, inapplicable to its current operations and holdings.

As stated above, the Company is now an early stage corporation that is operating as a molecular diagnostics organization for cancerous and precancerous indications. Since any historical results of operations and financials for the Company Pre-Merger, as JMD Properties, Inc., are in the nature of its property management business, we do not believe that such results or financials would provide a realistic impression or estimate of the Company’s revenues, expenses, financial condition, liquidity or capital resources on a going forward basis.

Although we believe it would be misleading to include a historical discussion of financial results for JMD Properties, Inc. in this Offering Circular for the reasons above, for completeness nonetheless, included as exhibits to this Offering Circular are selected historical financial statements for JMD Properties, Inc. for the years ended December 31, 2019 and 2018 as well as for the three months ended June 30, 2020. For a discussion and analysis of those results of operations please see historical public filings for JMD Properties, Inc. available at OTC Markets.com; however, as stated before, we caution that any discussions related to the operations of JMD Properties, Inc. are no longer applicable to the Company’s current business.

Instead, immediately below is a discussion of any non-Stella Diagnostics, LLC obligations of JMD Properties, Inc. that remain post- Merger with the Company and that are relevant to the Company’s current capital structure.

Liabilities of JMD Properties, Inc. relevant to the Company and relevant Background

On or about August 20, 2020, the time of the Merger, the Company completed the spin-out of its wholly owned subsidiary, JMD MHC, LLC, which held a real estate property, known as The River Club, located in Sparta, Tennessee (the “Property”).  Around that time, the Company also restructured it liabilities associated with the Property and any other liabilities related to other real estate related holdings of JMD Properties, Inc. in order to shift its business line to that of medical diagnostics.

In the course of said restructuring of liabilities, the Company: (1) assumed the liabilities of the convertible debentures of JMD Properties, Inc. listed in the historical financial statements attached hereto (See Note 4 in Consolidated Notes to Financial Statements for the Six Months Ended June 30, 2020 and Six Months Ended June 30, 2019, below); and (2) entered into a debt exchange agreement related to an outstanding mortgage on the Property, which mortgage was held by a current Series D Preferred shareholder of the Company, the Israel Levy Revocable Trust (“ILRT”). The details of and background of said exchange agreement are as follows.

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On March 31, 2015, JMD MHC, LLC, a wholly owned subsidiary of JMD Properties, Inc. entered into a Secured Promissory Note with ILRT in the amount of $401,500 (the “Mortgage”). The Mortgage was secured by the Property. As of August 1, 2020, the combined principle and accrued interest outstanding on the Mortgage was $415,642.36. Around the time of the Merger, the Company and the ILRT entered into a Debt Exchange Agreement whereby ILRT exchanged the outstanding Mortgage debt for 99,754 Series D Preferred Stock shares of the Company.

For the avoidance of doubt and completeness, ILRT is a selling shareholder in this Offering as described in the Use of Proceeds section of this Offering Circular and elsewhere. As a Series D Preferred stockholder, ILRT has all the rights and privileges afforded to the Series D Preferred shareholders as specified in the Series D Preferred Stock Certificate of Designation filed with the State of Wyoming on August 19, 2020 and attached hereto.

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DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and age of our company's directors and executive officers:

Position(s)	Name	Age
Director	Marissa Welner	40
Director	Daniel Wainstein	40
Director and Chief Executive Officer	Joe Abdo	39
Scientific Advisor	Dr. Devendra K. Agrawal	68
Clinical Advisor	Dr. Sumeet Mittal	48

Our company's Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Joe Abdo. Chief Executive Officer. Joe Abdo has over a decade of experience in molecular oncology research, and R&D and business development in both private and public biotechnology organizations. Dr. Abdo has won several awards for his research and has published over a dozen articles and a text book in the fields of molecular oncology, proteomics, genomics, immunotherapy and gastrointestinal diseases, placing advancements in patient care at the forefront of his work. He earned a PhD in Clinical and Translational Science from Creighton University where he investigated biochemical mechanisms of Barrett's-related esophageal adenocarcinoma. He also received a Masters’ degree in Biotechnology from Georgetown University where he researched genomic and proteomic expression abnormalities in patients with gastro-intestinal diseases. Most recently, he was the Senior Director of Clinical and Translational Science at PolarityTE, MD Inc.

Daniel Wainstein.  Director. Daniel Wainstein has been an active investor for over fifteen years. Beginning in 2004 and continuing through his career, Mr. Daniel Wainstein focused on the identification of low risk and under-valued private investment opportunities. In 2013, Mr. Wainstein participated as a principal investor in a private investment company with offices based in New York and Florida. The company focuses on equity and debt investments for both public and private entities as well as strategic real estate acquisitions and investments. Since 2014, the company has been the main investor and general partner in a significant number of real estate transactions. In 2019, Mr. Wainstein founded Keystone Capital Partners in 2019. In his role as Managing Partner, Mr. Wainstein focuses on both identifying and structuring Keystone’s equity and debt investments for both public and private companies (www.keystone-cp.com). Mr. Wainstein graduated from Hofstra University in 2001. He received his Juris Doctorate from Hofstra University School of Law in May 2006.

Marissa Welner. Director. Marissa Welner, Esq. completed her undergraduate studies with honors at New York University with an emphasis on Economics. In 2005, she received her Juris Doctorate from Hofstra University School of Law and was admitted to the New York State Bar in May of 2007. Ms. Welner has been a practicing attorney in New York since her admission; beginning in the real estate and banking fields. Ms. Welner has additionally been an integral participant in various structured finance transactions in both the public and private sectors. These transactions have included the purchase and management of various real estate holdings across the nation.

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Dr. Devendra K. Agrawal, PhD. Scientific Advisor.  Devendra Agrawal is the Senior Vice President for Research & Biotechnology and Professor of Translational Research at Western University of Health Sciences. He earned an MSc in Chemistry and PhD in Biochemistry from Lucknow University, India and earned an additional PhD in Medical Sciences from McMaster University in Ontario, followed by a Postdoctoral Fellowship at the University of British Columbia. Dr. Agrawal has authored >400 original papers in peer-reviewed journals and book chapters. In collaboration with clinical scientists and physicians, Dr. Agrawal has developed active and productive research projects in many fields, including bariatric surgery, esophageal diseases, malignant melanoma, ulcerative colitis, Crohn’s disease and lung cancer.

Dr. Sumeet Mittal, MD. Clinical Advisor.  Sumeet Mittal is a board-certified general surgeon and Surgical Director of the Esophageal and Foregut Program at Norton Thoracic Institute, St. Joseph’s Hospital and Medical Center. Dr. Mittal is an expert in many esophageal diseases, and his research interests include diseases of the esophagus and the foregut. Dr. Mittal completed a fellowship in thoracic and foregut surgery at the University of Southern California in Los Angeles (USC). Before he joined the team at Norton Thoracic Institute, he was the Director of Esophageal Surgery at CHI Health Bergan Mercy Medical Center.

Conflicts of Interest

From time to time the Company may enter into non-arms’ length transactions with related parties. These transactions will be valued at historical cost with no value increase given. All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

Corporate Governance

We may have informal separate Compensation Committees, Audit Committees or Nominating Committees. Mostly, however, these functions are conducted by our Board of Directors acting as a whole.

Independence of Board of Directors

Our directors are not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our CEO, Dr. Joe Abdo, at our executive offices.  However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications.

We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time.

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Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years, been the subject of:

•	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

•

A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

•

The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers, and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Employment Agreements

We have entered into an Employment Agreement with Dr. Joe Abdo dated as of June 23, 2020 whereby Dr. Abdo is entitled to compensation of $138,000.00 as salary per annum and an annual bonus of 20% of that annual salary amount based on a determination by the board of directors that certain targets have been achieved in the applicable year.

We have entered into a Consulting Agreement with DEVKI PLLC dated as of August 2020 for a one year term whereby DEVKI PLLC is entitled to compensation of $30,000 per annum, paid quarterly, and in the reasonable discretion of the board of directors of the company may also receive an annual bonus of $5,000. DEVKI PLLC is an entity operated by Dr. Sumeet Mittal.

Outstanding Equity Awards

The Company has not made any equity awards to date.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director and Executive Compensation

Compensation for our key executives is discussed above in “Employment Agreements.”

Whether or not they are also executives and have an employment agreement with the Company, we have entered into board agreements with the members of our Board of Directors, which provide for both compensation and equity to the serving board member as follows:

a.

Fifty-Five Thousand Dollars ($55,000.00) per annum (the “Board Compensation”) to be paid in equal quarterly installments of Thirteen Thousand Seven Hundred Fifty Dollars ($13,750.00) (the “Quarterly Payment”) beginning with the initial payment to be made on January 1, 2021 (the “Initial Payment”). Following the Initial Payment, the remaining Quarterly Payments shall be due on March 30, 2021, June 30, 2021, and September 30, 2021 (the “Remaining Payment Dates”). The Board Compensation shall be paid either in readily available funds or fully paid, validly issued and non-assessable common stock of the Company (the “Common Stock”), at the sole option of the Company. In the event that a Quarterly Payment is to be remitted in Common Stock, the number of shares shall be determined by dividing the Quarterly Payment by the closing sale price of the Common Stock on the trading day preceding a Quarterly Payment due date. The closing sale price shall be defined as the last closing sale price for the common stock as reported by the principal trading market of the Company; and

b.

385,462 shares of the Company’s common stock are due and payable upon the execution of any such Board Agreement, which shall be considered fully earned as of the execution date of such Board Agreement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding the beneficial ownership of our Common Stock, Series A Preferred Stock and Series D Preferred Stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors known by our company to be the beneficial owner of more than five percent of other series of preferred stock of the company, which are convertible into common stock; (c) each of the named executive officers known by our company to be the beneficial owner of more than five percent of any such stock; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities.

	Nature	Amount	Approximate Percentage of Preferred Stock or Common
Name and Address of Beneficial Owner	of Beneficial Ownership(2)	of Beneficial Ownership	Stock, as applicable(3)
Directors and Executive Officers(1)
Joe Abdo	Series A Preferred	17,100	17.10%
Devki PLLC	Series A Preferred	17,100	17.10%
Devandra K. Agrawal	Series A Preferred	17,100	17.10%
Directors and executive officers (as a group)	Series A Preferred	51,300	51.30%
Other Holders
Mastiff Group, LLC	Series A Preferred	7,030	7.03%
Mastiff Group, LLC	Common Stock	67,627,871	70.179%
David Seaburg	Series A Preferred	9,000	9.00%
Paul Mann	Series A Preferred	9,000	9.00%
Keystone Capital Partners, LLC	Series A Preferred	18,900	18.9%
DASA Portal	Series D Preferred	113,760	12.27%
Jay Parikh	Series D Preferred	50,400	6.09%
Albert Levy	Series D Preferred	72,000	7.76%
White Birch Portal, LLC	Series D Preferred	261,600	28.20%
Arie Maor	Series D Preferred	96,000	10.35%
Israel Levy Revocable Trust	Series D Preferred	48,000	5.18%
Israel Levy Revocable Trust	Common Stock	5,004,408	5.193%
Noah N. Levy Revocable Trust	Common Stock	6,762,718	7.018%
Seven Knots, LLC	Common Stock	8,284,444	8.597%
Leslie Venokur	Common Stock	6,762,718	7.018%

(1)	The address of any Director or Officer is care of the Company at 4239 Lincoln Pines Court, Salt Lake City, Utah 84124.

(2)

Where the Nature of Beneficial Ownership is listed herein as “Series A Preferred” or “Series D Preferred” or “Common Stock” the data provided with respect such person only related to that nature of beneficial ownership listed in the corresponding column, and so on. For clarification and to reiterate, these Series of stock are convertible into Common Stock of the company. (See Common Stock, Series A Preferred Stock and Series B Preferred Stock).

For clarification and to reiterate, Series A Preferred Stock of the company are voluntarily convertible by the holders thereof at any time, into that number of shares of our Common Stock equal to 0.01% of the total number of shares of Common Stock outstanding at the conversion time and, Series D Stock of the company are voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 20% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date,  at a conversion price of $4.00 per share, such that, for example, each Series D Preferred Share worth $4.00 is convertible into five shares of our Common Stock, at a price of $0.80 per share of Common Stock.

(3)	Approximate Percentages held by an applicable person or persons represents only that percentage of the class or series of stock held by such person or persons.

74

Common Stock, Series A Preferred Stock and Series B Preferred Stock

Currently, there are 100,000 shares of our Series A Preferred Stock issued and outstanding; no (0) shares of our Series B Preferred Stock issued and outstanding; and 96,365,470 shares of our Common Stock are issued and outstanding. Holders of more than 5% of each series or class, as applicable, are also listed in the table immediately above.

Further, for clarity, and as stated above, currently, no shareholders hold Series B Preferred Stock of the Company. However, those current holders of our Series D Preferred Stock, those holding 927,514 of the Offered Shares, have the contractual right that allows them to convert such Series D Preferred Stock into Series B Preferred Stock if such stock is not sold in this offering. For the avoidance of doubt, however, such right only applies in the event those shares are not sold in this offering and will not carry over to such Series D shares that are sold in this offering.

Series B Preferred Stock is voluntarily convertible by the holders thereof at any time, into shares of our Common Stock, at a 50% discount to market of the average closing price of a share of Common Stock on the principal exchange or market for which such shares are then trading for the 20 trading days immediately preceding such date. The table immediately above does not include any hypothetical conversion into Series B Preferred Stock as it relates to the 5% ownership threshold.

75

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this prospectus, we have no such relationships or transactions to disclose.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the shares of our common stock being offered by this offering circular as our counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

76

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

Page
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF STELLA DIAGNOSTICS INC. (FKA JMD PROPERTIES, INC.) FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018
Unaudited Consolidated Balance Sheets as of December 31, 2019 and 2018	F-2
Unaudited Consolidated Statements of Income for the Years Ended December 31, 2019 and 2018	F-3
Unaudited Consolidated Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2019 and 2018	F-4
Unaudited Consolidated Statements of Cash Flows for the Years Ended December 31, 2019 and 2018	F-5
Notes to Unaudited Consolidated Financial Statements	F-6

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF STELLA DIAGNOSTICS INC. (FKA JMD PROPERTIES, INC.) FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
Unaudited Consolidated Balance Sheet as of June 30, 2020 and 2019	F-14
Unaudited Consolidated Statement of Income for the Six Months Ended June 30, 2020 and 2019	F-15
Unaudited Consolidated Statement of Stockholder’s Deficit for the Six Months Ended June 30, 2020 and 20198	F-16
Unaudited Consolidated Statement of Cash Flows as of Six Months Ended June 30, 2020 and 2019	F-17
Notes to Unaudited Consolidated Financial Statements	F-18

F-1

STELLA DIAGNOSTICS INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND DECEMBER 31, 2018

(Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Real estate
Land acquisition	$585,648	$585,648
Total real estate	585,648	585,648

Cash	733	10
Fixed assets, net	25,309	25,309
TOTAL ASSETS	$611,691	$610,967

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	1,552,311	1,307,153
Accrued salaries	3,058,787	2,283,787
Convertible notes	1,016,087	1,016,087
Notes payable	383,500	383,500
Related party notes payable	202,398	160,498
Total current liabilities	6,213,083	5,151,025

Commitments and Contingencies

STOCKHOLDERS’ DEFICIT
Series A Preferred Stock, no par value per share; 100,000 shares issued and outstanding	-	-
Series B Preferred Stock, no par value per share; 3,599,000 shares issued and outstanding	-	-
Common stock, par value $0.0001 per share; 12,000,000,000 shares authorized; 96,365,470 shares issued and outstanding as of December 31, 2019 and December 31, 2018	9,637	9,637
Additional paid in capital	4,119,699	4,099,762
Accumulated deficit	(9,730,728)	(8,649,456)
Total stockholders' deficit	(5,601,392)	(4,540,057)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$611,691	$610,967

The accompanying notes are an integral part of these financial statements.

F-2

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

 (Unaudited)

	For the Years Ended
	December 31,
	2019	2018

Revenues	$6,015	$145,500

Operating expenses
Salaries and wages	775,000	775,225
General and administration expense	50,472	108,071
Total operating expense	825,472	883,362

Loss from operations	(819,457)	(737,825)

Other (expense)
Interest expense	(231,533)	(282,460)
Tax expense	(30,810)	(352)
Total other (expense)	(262,342)	(282,812)

Net loss from continuing operations	$(1,081,799)	$(1,020,637)
Net loss from discontinued operations	-	(783,281)
Net loss	(1,081,799)	(1,803,918)
Net loss per common share – basic and diluted	$(0.01)	$(0.04)
Weighted average common shares outstanding – basic and diluted	96,365,470	96,365,470

The accompanying notes are an integral part of these financial statements.

F-3

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

 CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

(Unaudited)

	Preferred (Series A) Stock: Shares	Preferred (Series B) Stock: Shares	Common Stock: Shares	Common Stock: Amount	Additional Paid-in Capital	Accumulated Deficit	Totals

Balance – December 31, 2017	-	-	163,254	16	937,673	(1,551,195)	(613,506)

Common stock issued to related party			96,200,468	9,621			9,621
Preferred stock issued to related party	100,000	3,599,000		-
Effect of reverse merger			1,748	-	3,162,089	(5,294,343)	(2,132,254)
Net loss	-	-		-	-	(1,803,918)	(1,803,918)

Balance – December 31, 2018	100,000	3,599,000	96,200,468	$9,637	$4,099,762	$(8,649,456)	(4,540,057)

Effect of reverse merger					19,937	527	20,464
Net loss	-	-	-	-	-	(1,081,799)	(1,081,799)

Balance – December 31, 2019	100,000	3,599,000	96,365,470	$9,637	$4,119,699	$(9,730,728)	(5,601,392)

The accompanying notes are an integral part of these financial statements.

F-4

STELLA DIAGNOSTICS INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

(Unaudited)

	For the Years Ended December 31,
	2019	2018
OPERATING ACTIVITIES:
Net loss	$(1,081,799)	$(1,803,918)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Effect of reverse merger	20,464	(2,286,922)
Loss on discontinued operations	-	783,280
Changes in assets and liabilities
Interest receivable	-	-
Prepaid expense and other current assets	-	-
Accounts payable and accrued expenses	1,002,158	3,346,686
Other liabilities	-	-
NET CASH USED IN OPERATING ACTIVITIES	(41,177)	39,125

INVESTING ACTIVITIES:
Loan to Related party	-	-
NET CASH USED IN INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES:
Proceeds from related party notes payable	41,900	-
Proceeds from issuance of preferred stock	-	-
Payments on notes payable	-	(39,116)
Payments Bridge note	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	41,900	(39,116)

EFFECT OF EXCHANGE RATE CHANGES	-	-

NET (DECREASE) INCREASE IN CASH	723	9

CASH – BEGINNING OF PERIOD	10	1
CASH – END OF PERIOD	$733	$10
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Non-cash investing and financing activities:

The accompanying notes are an integral part of these financial statements.

F-5

STELLA DIAGNOSTICS INC. (FKA JMD PROPERTIES, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND DECEMBER 31, 2018

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

JMD Properties, Inc. ("JMD") was incorporated as Harbour Capital Corp. in the state of Delaware on May 11, 1992.  In October 1993, the Company completed a public offering of securities, receiving gross proceeds of $122,196 from the sale of 20,366 shares of common stock.  On September 6, 2006 the Company name change from Harbour Capital Corp. to SuperPro Vending Group, Inc.  On October 8, 2007 the Company name change from SuperPro Vending Group, Inc. to AFA Music Group, Ltd.  On January 18, 2008 the Company re-domiciled in the state of Florida.  On September 16, 2008 the Company name change from AFA Music Group, Ltd. to 3D Eye Solutions, Inc.  On July 5, 2013 the Company redomiciled in Wyoming.  On September 3, 2015 the Company acquired Oak River Technology LLC and on November 14, 2015 the Company filed an amendment in Wyoming to change its name to Oak River Technology. Subsequently, the transaction was unwound, and the company filed an amendment in Wyoming on August 2, 2016 changing its name back to 3D Eye Solutions, Inc. (“3D Eye”)

On June 29, 2018 the 3D Eye acquired DASA Properties, LLC (“DASA”). This transaction was accounted for as a reverse merger.  As part of the merger, each holder of one DASA Class A Unit received 143.9855 Series A Preferred shares and 138,515 shares of the Company’s common stock.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 100,000 shares of Series A Preferred Stock was issued and 96,200,468 shares of the Company’s common stock was issued.

Each holder of a DASA Class B or Class C Unit received a warrant to purchase the number of shares of the Company’s common stock equal to 0.125% of the issued and outstanding shares of common stock at the time of exercise of the warrant.  Additionally, each member of DASA received one Series B Preferred share for each $1.00 in such member’s capital account on the day prior to closing of the merger.  There was a total of $3,449,000 in member’s capital as of the date of the merger for which 3,449,000 shares of Series B Preferred Stock was issued.

In connection with the merger, all previous series of preferred stock of the Company was cancelled and the shareholders were compensated with new shares of the Company’s preferred stock.

On July 9, 2018 the Company filed an amendment in Wyoming to change its name to JMD Properties, Inc.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-6

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2019 and September 30, 2019, and expenses for the three months ended September 30, 2019 and 2018, and cumulative from inception.  Actual results could differ from those estimates made by management.

Convertible Notes

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”).

Professional standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.  Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

F-7

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes.  Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

F-8

Note 3- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Convertible notes

On June 27, 2014 the Company entered into a convertible promissory note for $50,000, bearing interest at 10% per annum, due on June 27, 2015.  This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a rate of the lesser of (i) 20% of the lowest intra-day trading prices during the thirty trading days prior to the date of conversion, or (ii) $0.0001 per share. On May 16, 2016, in accordance with a settlement agreement, a payment of $20,543 was made towards the principal balance and a total of $172,500 in penalties was added to the principal balance per the terms of the note.  The principal amount of the note at December 31, 2019 and December 31, 2018 is $201,957, and $201,957, respectively, and the related accrued interest is $52,403 and $42,305, respectively.

On April 30, 2016 the Company entered into a convertible promissory note for $180,000, bearing interest at 10% per annum, due on November 30, 2019. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a rate of $0.0001 per share. The principal amount of the note at December 31, 2019 and December 31, 2018 is $180,000, and $180,000, respectively, and the related accrued interest is $39,008 and $30,082, respectively.

On December 13, 2016 the Company entered into a convertible promissory note for $70,000, bearing interest at 8% per annum, due on December 13, 2019. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 50% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $25,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at December 31, 2019 and December 31, 2018 is $70,000, and $70,000, respectively, and the related accrued interest is $8,669 and $5,892, respectively.

On June 29, 2017 the Company entered into a convertible debenture for services rendered totaling $310,000, bearing interest at 5% per annum, due on June 29, 2025. This convertible debenture contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a conversion price equal to 20% of the average of the three lowest intraday trading prices during the preceding twenty trading days. The principal amount of the note at December 31, 2019 and December 31, 2018 is $310,000, and $310,000, respectively, and the related accrued interest is $15,585 and $7,899, respectively.

F-9

On June 29, 2017 the Company entered into a convertible debenture for services rendered totaling $310,000, bearing interest at 5% per annum, due on June 29, 2025. This convertible debenture contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a conversion price equal to 20% of the average of the three lowest intraday trading prices during the preceding twenty trading days. The principal amount of the note at December 31, 2019 and December 31, 2018 is $310,000, and $310,000, respectively, and the related accrued interest is $15,585 and $7,899, respectively.

On July 12, 2017 the Company entered into a convertible promissory note for $200,000, bearing interest at 6% per annum, due on July 12, 2020. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 70% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $5,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at December 31, 2019 and December 31, 2018 is $200,000, and $200,000, respectively, and the related accrued interest is $11,638 and $5,688, respectively.

On July 12, 2017 the Company entered into a convertible promissory note for $50,000, bearing interest at 6% per annum, due on July 12, 2020. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 70% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $5,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at December 31, 2019 and December 31, 2018 is $50,000, and $50,000, respectively, and the related accrued interest is $2,910 and $1,422, respectively.

Note 5 – Accrued Salaries

The Company has employment agreements with two of its officers whereby they are accruing salaries totaling $775,000 a year, with no terms for payments to be made. None of this has been paid to date. As of December 31, 2019 and December 31, 2018 the total deferred salaries are $3,058,787 and $2,283,787, respectively.

Note 6– Notes payable

On March 31, 2015 the Company entered into a promissory note for $401,500 to pay off the outstanding mortgage on the TRC Development, LLC property.  This note bears interest at 5.5% per annum, and is due on March 31, 2015. The principal amount of the note at December 31, 2019 and December 31, 2018 is $1,024,270, and $975,270 , respectively.

Note 7 – Related party transactions

During the year ended December 31, 2019, certain related parties have advanced the Company a net amount of $41,900. As of December 31, 2019 and December 31, 2018, a total of $202,398 and 160,498, respectively. These advances are due on demand and do not bear interest.

F-10

Note 8 – Income Taxes

The Company provides for income taxes under FASB ASC 740, Accounting for Income Taxes. FASB ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

FASB ASC 740 requires the reduction of deferred tax assets by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $290,680 which is calculated by multiplying a 21% estimated tax rate by the cumulative net operating loss (NOL) adjusted for the following items:

For the period ended December 31,	2019
Book loss for the year	$(1,130,799)
Adjustments:
Accrued compensation	775,000
Tax loss for the year	(355,799)

Estimated effective tax rate	21%
Deferred tax asset	$(74,718)

Details for the last period are as follows:

For the period ended December 31,	2019
Deferred tax asset	$74,718
Valuation allowance	(74,718)
Current taxes payable	-
Income tax expense	$-

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire. The total NOL carry forward as of December 31, 2019 was $74,718 as itemized below:

Year	Amount	Expiration
2019	$74,718	2039
2018	215,962	2038

F-11

Note 10 – Preferred Stock

Series A Preferred

On June 29, 2018 the Company’s Board of Directors designated 100,000 shares of Series A Preferred Stock for issuance.  Each share of Series A Preferred Stock (i) pays no dividends, (ii) is convertible into a number of common shares equal to 0.01% of the issued and outstanding shares at the time of conversion, (iii) has no liquidation preference, and (v) has voting rights equal to the number of shares into which they can be converted.

As part of the merger, each holder of one DASA Class A Unit received 143.9855 Series A Preferred shares.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 100,000 shares of Series A Preferred Stock was issued.

As of December 31, 2019, the Company has 100,000 authorized shares of Series A Preferred Stock, no par value, of which 100,000 shares are issued and outstanding.

Series B Preferred

On June 29, 2018 the Company’s Board of Directors designated 10,000,000 shares of Series B Preferred Stock for issuance.  Each share of Series A Preferred Stock (i) pays no dividends, (ii) is convertible into a number of common shares at a rate of 50% of the average closing price of a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date, (iii) has no liquidation preference, and (v) has no voting rights.

As part of the merger, each member of DASA received one Series B Preferred share for each $1.00 in such member’s capital account on the day prior to closing of the merger.  There was a total of $3,449,000 in member’s capital as of the date of the merger for which 3,449,000 shares of Series B Preferred Stock was issued.

As of December 31, 2019, the Company has 10,000,000 authorized shares of Series B Preferred Stock, no par value, of which 3,449,000 shares are issued and outstanding

Note 11 – Common stock

As part of the merger, each holder of one DASA Class A Unit received 138,515 shares of the Company’s common stock.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 96,200,468 shares of the Company’s common stock was issued.

As of December 31, 2019 and December 31, 2018, the Company has 96,365,470 and 96,365,470 shares are issued and outstanding, respectively.

Note 12 – Warrants

As part of the merger, each holder of a DASA Class B or Class C Unit received a warrant to purchase the number of shares of the Company’s common stock equal to 0.125% of the issued and outstanding shares of common stock at the time of exercise of the warrant.

On June 29, 2018 the Company issued to various shareholders warrants to purchase the Company’s common stock in an amount up to, and equal to, 0.125% of the total issued and outstanding shares of the Company at a per share purchase price of $0.0001.  The warrants expire on July 13, 2021.  These warrants were valued at $0.09 based on 163,254 common shares outstanding as of the date of issuance.

F-12

A summary of the status of the Company’s warrants as of December 31, 2019 is presented below:

Number of Options and Warrants

Outstanding at December 31, 2018	206

Options and warrants granted***	-
Options and warrants exercised	-
Options and warrants forfeited or expired	-
Outstanding at December 31, 2019	206
Exercisable at December 31, 2019	206

The following table summarizes information about warrants as of December 31, 2019:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.0001	206	3.00	$0.0001	206	$0.0001
	206	3.00	$0.0001	206	$0.0001

Note 13 – Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration and none were noted.

F-13

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2020 AND DECEMBER 31, 2019

(Unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Real estate
Land acquisition	$585,648	$585,648
Total real estate	585,648	585,648

Cash	23	733
Fixed assets, net	25,309	25,309
TOTAL ASSETS	$610,981	$611,691

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	1,650,158	1,552,311
Accrued salaries	3,833,787	3,058,695
Convertible notes	1,016,087	1,016,087
Notes payable	383,500	383,500
Related party notes payable	212,802	202,398
Total current liabilities	7,096,334	6,212,991

Commitments and Contingencies

STOCKHOLDERS’ DEFICIT
Series A Preferred Stock, no par value per share; 100,000 shares issued and outstanding	-	-
Series B Preferred Stock, no par value per share; 3,599,000 shares issued and outstanding	-	-
Common stock, par value $0.0001 per share; 12,000,000,000 shares authorized; 96,365,470 shares issued and outstanding as of June 30, 2020 and December 31, 2019	9,637	9,637
Additional paid in capital	2,577,615	2,570,528
Accumulated deficit	(9,072,605)	(8,181,466)
Total stockholders' deficit	(6,485,353)	(5,601,301)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$610,981	$611,691

The accompanying notes are an integral part of these financial statements.

F-14

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND JUNE 30, 2019

 (Unaudited)

	For the six months ended
	June 30,
	2020	2019

Operating expenses
Professional fees	9,979	5,695
General and Administrative expenses	781,880	810,239
Total operating expense	791,859	815,934

Loss from operations	(791,859)	(815,934)

Other Income (Expenses)
Interest expense	(140,266)	(91,266)
Other income	48,073
Total other income (expenses)	(99,280)	(91,266)

Net loss	$(891,140)	$(907,200)

Net loss per common share – basic and diluted	$(0.00)	$(0.00)
Weighted average common shares outstanding – basic and diluted	96,365,470	96,365,470

The accompanying notes are an integral part of these financial statements.

F-15

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

 CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND JUNE 30, 2019

(Unaudited)

	Preferred (Series A) Stock: Shares	Preferred (Series B) Stock: Shares	Common Stock: Shares	Common Stock: Amount	Additional Paid-in Capital	Accumulated Deficit	Totals

Balance – December 31, 2019	100,000	3,449,000	96,365,470	$9,637	$2,570,528	$(8,181,465)	(5,601,300)

Net loss	-	-	-	-	-	(3,089)	(3,089)

Balance – March 31, 2020	100,000	3,449,000	96,365,470	$9,637	$2,570,528	$(8,184,554)	(5,604,390)

Net loss	-	-	-	-	-	(880,700)	(880,700)

Balance – June 30, 2020	100,000	3,449,000	96,365,470	$9,637	$2,570,528	$(9,065,519)	(6,485,353)

	Preferred (Series A) Stock: Shares	Preferred (Series B) Stock: Shares	Common Stock: Shares	Common Stock: Amount	Additional Paid-in Capital	Accumulated Deficit	Totals

Balance – December 31, 2018	100,000	3,449,000	96,200,468	$9,637	$2,548,567	$(7,098,261)	(4,540,057)

Effect of reverse merger					18,005	527	18,533
Net loss	-	-	-	-	-	(830,482)	(830,482)

Balance – March 31, 2019	100,000	3,449,000	96,365,470	$9,637	$2,566,572	$(7,928,216)	(5,352,007)
Net loss	-	-	-	-	-	(76,718)	(76,718)

Balance – June 30, 2019	100,000	3,449,000	96,365,470	$9,637	$2,566,572	$(8,049,934)	(5,428,725)

The accompanying notes are an integral part of these financial statements.

F-16

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND JUNE 30, 2019

(Unaudited)

	For the Six Months Ended June,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(3,089)	$(907,200)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Effect of reverse merger	-	18,533
Changes in assets and liabilities
Interest receivable	-	-
Prepaid expense and other current assets	-	-
Accounts payable and accrued expenses	1,140	881,689
Other liabilities	-	-
NET CASH USED IN OPERATING ACTIVITIES	(1,948)	(6,978)

INVESTING ACTIVITIES:
Loan to Related party	-	-
NET CASH USED IN INVESTING ACTIVITIES	-	-

FINANCING ACTIVITIES:
Proceeds from related party notes payable	1,215	7,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,215	7,000

EFFECT OF EXCHANGE RATE CHANGES	-	-

NET (DECREASE) INCREASE IN CASH	(733)	22

CASH – BEGINNING OF PERIOD	733	10
CASH – END OF PERIOD	$-	$32
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Non-cash investing and financing activities:

The accompanying notes are an integral part of these financial statements.

F-17

STELLA DIAGNOSTICS, INC. (FKA JMD PROPERTIES, INC.)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND SIX MONTHS ENDED JUNE 30, 2019

(Unaudited)

Note 1 – Organization and basis of accounting

Basis of Presentation and Organization

JMD Properties, Inc. ("JMD") was incorporated as Harbour Capital Corp. in the state of Delaware on May 11, 1992.  In October 1993, the Company completed a public offering of securities, receiving gross proceeds of $122,196 from the sale of 20,366 shares of common stock.  On September 6, 2006 the Company name change from Harbour Capital Corp. to SuperPro Vending Group, Inc.  On October 8, 2007 the Company name change from SuperPro Vending Group, Inc. to AFA Music Group, Ltd.  On January 18, 2008 the Company re-domiciled in the state of Florida.  On September 16, 2008 the Company name change from AFA Music Group, Ltd. to 3D Eye Solutions, Inc.  On July 5, 2013 the Company redomiciled in Wyoming.  On September 3, 2015 the Company acquired Oak River Technology LLC and on November 14, 2015 the Company filed an amendment in Wyoming to change its name to Oak River Technology. Subsequently, the transaction was unwound, and the company filed an amendment in Wyoming on August 2, 2016 changing its name back to 3D Eye Solutions, Inc. (“3D Eye”)

On June 29, 2018 the 3D Eye effectuated a merger with DASA Properties, LLC (“DASA”). This transaction was accounted for as a reverse merger whereby DASA shall continue as the surviving corporation and shall retain the name of 3D Eye.  As part of the merger, each holder of one DASA Class A Unit received 143.9855 Series A Preferred shares and 138,515 shares of the Company’s common stock.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 100,000 shares of Series A Preferred Stock was issued and 96,200,468 shares of the Company’s common stock was issued.

Each holder of a DASA Class B or Class C Unit received a warrant to purchase the number of shares of the Company’s common stock equal to 0.125% of the issued and outstanding shares of common stock at the time of exercise of the warrant.  Additionally, each member of DASA received one Series B Preferred share for each $1.00 in such member’s capital account on the day prior to closing of the merger.  There was a total of $3,449,000 in member’s capital as of the date of the merger for which 3,449,000 shares of Series B Preferred Stock was issued.

In connection with the merger, all previous series of preferred stock of the Company was cancelled and the shareholders were compensated with new shares of the Company’s preferred stock.

On July 9, 2018 the Company filed an amendment in Wyoming to change its name to JMD Properties, Inc.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”). The Company is a development stage enterprise devoting substantial efforts to establishing a new business, financial planning, raising capital, and research into products which may become part of the Company’s product portfolio. The Company has not realized significant sales through since inception. A development stage company is defined as one in which all efforts are devoted substantially to establishing a new business and, even if planned principal operations have commenced, revenues are insignificant.

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital, or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-18

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Employee Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 Compensation - Stock Compensation (“ASC 718”). ASC 718 addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans and stock incentive shares. Under ASC 718 awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2019 and September 30, 2019, and expenses for the three months ended September 30, 2019 and 2018, and cumulative from inception.  Actual results could differ from those estimates made by management.

Convertible Notes

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging (“ASC 815”).

Professional standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.  Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

F-19

ASC 815 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Subsequent Event

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In February 2016, the FASB issued an accounting standards update for leases. The ASU introduces a lessee model that brings most leases on the balance sheet. The new standard also aligns many of the underlying principles of the new lessor model with those in the current accounting guidance as well as the FASB's new revenue recognition standard. However, the ASU eliminates the use of bright-line tests in determining lease classification as required in the current guidance. The ASU also requires additional qualitative disclosures along with specific quantitative disclosures to better enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The pronouncement is effective for annual reporting periods beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, for nonpublic entities using a modified retrospective approach. Early adoption is permitted. The Company is still evaluating the impact that the new accounting guidance will have on its consolidated financial statements and related disclosures and has not yet determined the method by which it will adopt the standard.

Note 3- Going Concern

The accompanying financial statements have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 – Convertible notes

On June 27, 2014, the Company entered into a convertible promissory note for $50,000, bearing interest at 10% per annum, due on June 27, 2015.  This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a rate of the lesser of (i) 20% of the lowest intra-day trading prices during the thirty trading days prior to the date of conversion, or (ii) $0.0001 per share. On May 16, 2016, in accordance with a settlement agreement, a payment of $20,543 was made towards the principal balance and a total of $172,500 in penalties was added to the principal balance per the terms of the note.  The principal amount of the note at June 30, 2020 and December 31, 2019 is $201,957, and $201,957, respectively, and the related accrued interest is $52,667 and $52,403, respectively.

On April 30, 2016, the Company entered into a convertible promissory note for $180,000, bearing interest at 10% per annum, due on November 30, 2019. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a rate of $0.0001 per share. The principal amount of the note at June 30, 2020 and December 31, 2019 is $180,000, and $180,000, respectively, and the related accrued interest is $39,008 and $39,008, respectively.

F-20

On December 13, 2016, the Company entered into a convertible promissory note for $70,000, bearing interest at 8% per annum, due on December 13, 2019. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 50% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $25,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at June 30, 2020 and December 31, 2019 is $70,000, and $70,000, respectively, and the related accrued interest is $10,070 and $8,669, respectively.

On June 29, 2017, the Company entered into a convertible debenture for services rendered totaling $310,000, bearing interest at 5% per annum, due on June 29, 2025. This convertible debenture contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a conversion price equal to 20% of the average of the three lowest intraday trading prices during the preceding twenty trading days. The principal amount of the note at June 30, 2020 and December 31, 2019 is $310,000, and $310,000, respectively, and the related accrued interest is $19,460 and $15,585, respectively.

On June 29, 2017, the Company entered into a convertible debenture for services rendered totaling $310,000, bearing interest at 5% per annum, due on June 29, 2025. This convertible debenture contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a conversion price equal to 20% of the average of the three lowest intraday trading prices during the preceding twenty trading days. The principal amount of the note at June 30, 2020 and December 31, 2019 is $310,000, and $310,000, respectively, and the related accrued interest is $19,460 and $15,585, respectively.

On July 12, 2017, the Company entered into a convertible promissory note for $200,000, bearing interest at 6% per annum, due on July 12, 2020. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 70% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $5,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at June 30, 2020 and December 31, 2019 is $200,000, and $200,000, respectively, and the related accrued interest is $14,638 and $11,638, respectively.

On July 12, 2017, the Company entered into a convertible promissory note for $50,000, bearing interest at 6% per annum, due on July 12, 2020. This convertible promissory note contains a provision for conversion at the holder's option including accrued interest, into the Company's common stock at a 70% discount to the price per share paid by investors purchasing common stock during a subsequent financing of not less than $5,000,000, or a number of membership interest based upon a Company valuation at the date of conversion. The principal amount of the note at June 30, 2020 and December 31, 2019 is $50,000, and $50,000, respectively, and the related accrued interest is $3,660 and $2,910, respectively.

The Company has employment agreements with two of its officers whereby they are accruing salaries totaling $775,000 a year, with no terms for payments to be made. None of this has been paid to date. As of June 30, 2020, and December 31, 2019 the total deferred salaries are $3,833,787 and $3,058,787, respectively.

Note 6– Notes payable

On March 31, 2015 the Company entered into a promissory note for $401,500 to pay off the outstanding mortgage on the TRC Development, LLC property.  This note bears interest at 5.5% per annum and is due on March 31, 2015. The principal amount of the note at June 30, 2020 and December 31, 2019 is $383,500, and $1,024,270, respectively.

F-21

Note 7 – Related party transactions

During the year ended December 31, 2019, certain related parties have advanced the Company a net amount of $41,900.  During the three months ended March 31, 2020, certain related parties have advanced the Company a net amount of $1,215. As of June 30, 2020, and December 31, 2019, a total of $202,398 and 203,613, respectively. These advances are due on demand and do not bear interest.

Note 8– Preferred Stock

Series A Preferred Stock

On June 29, 2018, the Company’s Board of Directors designated 100,000 shares of Series A Preferred Stock for issuance.  Each share of Series A Preferred Stock (i) pays no dividends, (ii) is convertible into a number of common shares equal to 0.01% of the issued and outstanding shares at the time of conversion, (iii) has no liquidation preference, and (v) has voting rights equal to the number of shares into which they can be converted.

As part of the merger, each holder of one DASA Class A Unit received 143.9855 Series A Preferred shares.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 100,000 shares of Series A Preferred Stock was issued.

As of June 30, 2020, the Company has 100,000 authorized shares of Series A Preferred Stock, no par value, of which 100,000 shares are issued and outstanding.

Series B Preferred Stock

On June 29, 2018 the Company’s Board of Directors designated 10,000,000 shares of Series B Preferred Stock for issuance.  Each share of Series A Preferred Stock (i) pays no dividends, (ii) is convertible into a number of common shares at a rate of 50% of the average closing price of a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding the conversion date, (iii) has no liquidation preference, and (v) has no voting rights.

As part of the merger, each member of DASA received one Series B Preferred share for each $1.00 in such member’s capital account on the day prior to closing of the merger.  There was a total of $3,449,000 in member’s capital as of the date of the merger for which 3,449,000 shares of Series B Preferred Stock was issued.

As of June 30, 2020, the Company has 10,000,000 authorized shares of Series B Preferred Stock, no par value, of which 3,449,000 shares are issued and outstanding.

Note 9 – Common stock

As part of the merger, each holder of one DASA Class A Unit received 138,515 shares of the Company’s common stock.  As of the date of the merger, there were a total of 694.513 Class A Units outstanding, for which 96,200,468 shares of the Company’s common stock was issued.

As of June 30, 2020, and December 31, 2019, the Company has 96,365,470 and 96,365,470 shares are issued and outstanding, respectively.

F-22

Note 10 - Warrants

As part of the merger, each holder of a DASA Class B or Class C Unit received a warrant to purchase the number of shares of the Company’s common stock equal to 0.125% of the issued and outstanding shares of common stock at the time of exercise of the warrant.

On June 29, 2018 the Company issued to various shareholders warrants to purchase the Company’s common stock in an amount up to, and equal to, 0.125% of the total issued and outstanding shares of the Company at a per share purchase price of $0.0001.  The warrants expire on July 13, 2021.  These warrants were valued at $0.09 based on 163,254 common shares outstanding as of the date of issuance.

A summary of the status of the Company’s warrants as of June 30, 2020 is presented below:

Number of Options and Warrants

Outstanding at December 31, 2019	206

Options and warrants granted***	-
Options and warrants exercised	-
Options and warrants forfeited or expired	-
Outstanding at June 30, 2020	206
Exercisable at June 30, 2020	206

The following table summarizes information about warrants as of June 30, 2020:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.0001	206	3.00	$0.0001	206	$0.0001
	206	3.00	$0.0001	206	$0.0001

F-23

Note 11 – Subsequent Event

On September 11, 2020 the Company’s Board of Directors filed an amendment to the designation for the Series B Preferred Stock, designating 3,500,000 shares of Series B Preferred Stock for issuance.  Each share of Series B Preferred Stock (i) pays no dividends, (ii) the Series B Preferred Stock shall be convertible, at the option of the holder thereof, into that number of fully paid and nonassessable shares of common stock (whether whole or fractional) that have a Fair Market Value, in the aggregate, equal to the Series B Conversion Price.  The “Series B Conversion Price” shall initially be equal to $1.00.  Such initial Series B Conversion Price, and the rate at which share of the Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  “Fair Market Value” shall mean as of any date of determination 50% of the average closing price of a share of common stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date, (iii) In the event of liquidation the shareholders of Series B will be entitled to be paid from the assets of the corporation before any shareholders of common stock, (v) has no  voting rights, and (vi) has protective provisions whereby the Company must obtain written consent from at least 50% of the holders of Series B preferred stock to perform certain stated actions.

On August 19, 2020, the Company’s Board of Directors designated 5,000,000 shares of Series D Preferred Stock for issuance.  Each share of Series D Preferred Stock (i) pays no dividends, (ii) the is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into that number of fully paid and nonassessable shares of Common Stock (whether whole or fractional) that have a Fair Market Value, in the aggregate, equal to the Series D Conversion Price. The "Series D Conversion Price" shall initially be equal to $4.00. "Fair Market Value" shall mean, 80% of the average closing price of a share of Common Stock on the principal exchange or market on which such shares are then trading for the 20 trading days immediately preceding such date, (iii) in the event of a liquidation, the shareholders of the Series D will be entitled to be paid from out of the assets of the Company available for distribution to its shareholders before any payment shall be made to the holders of common stock in an amount per share equal to the Series D original Issue price.  The Series D has limited voting rights, whereby the Company must obtain written consent from at least 50% of the holders of Series B preferred stock in order to approve certain proposed amendments to the Company’s Articles of Incorporation.

On August 20 , 2020, pursuant to an Agreement and Plan of Merger, JMD Properties, Inc (the “Company”) and JMD Merger Sub LLC acquired 100% of the issued and outstanding membership units of Stella Diagnostics, LLC (“Stella Diagnostic”), a Delaware Limited Liability Company, that intended to operate as a molecular diagnostics organization for cancerous and precancerous indications. In consideration, the Company issued 900 shares of Series A Preferred stock, representing 0.9% of the Company’s outstanding shares of series A preferred stock, calculated post-issuance in exchange for the 100% issued and outstanding membership units of Stella Diagnostic.  In conjunction with the Merger, JMD Series B preferred stockholders exchanged 100% of their Series B Preferred stock for shares of the newly issued Series D preferred Stock at a ratio of 1:1.2 to JMD Series B preferred stock.

JMD MHC, LLC – In conjunction with the Merger, holders of the JMD Properties Series A preferred stock exchanged 90% of their Series A preferred stock for 85% of the membership interests of JMD MHC, LLC, a wholly owned subsidiary of the Company.  Additionally, all warrant holders exchanged 100% of the Company’s outstanding warrants for 15% of JMD MHC, LLC.  In or around September/October 2020, and in conjunction with the Merger Agreement, the Company completed the spin out of JMD MHC, LLC.

On August 11, 2020, the Company entered into a share exchange and mortgage satisfaction agreement with Israel Levy Revocable Trust LLC, (“Lender”). Pursuant to the agreement, the Lender agreed to accept 498,771 shares of the newly issued Series D Preferred Stock in exchange for satisfaction of the outstanding mortgage balance held by the Company. As of the date of this share exchange and mortgage satisfaction agreement the outstanding balance of the mortgage dated March 31, 2015 including interest was $414,643.

On August 25, 2020, the board of directors voted to change the company name to Stella Diagnostics, Inc.

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PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description

2.1*	Articles of Incorporation of Stella Diagnostics, Inc., as amended
4.1*	Form of Subscription Agreement
6.1*	Agreement and Plan of Merger dated as of August 20, 2020
11.1**	Consent of Olshan Frome Wolosky LLP (included in the opinion filed as Exhibit 12.1).
12.1**	Opinion of Olshan Frome Wolosky LLP as to legality of the offering

* Filed herewith

**To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on October 14, 2020.

STELLA DIAGNOSTICS Inc.

By:	/s/ Joe Abdo
CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joe Abdo	Director and Chief	October 14, 2020
Joe Abdo	Executive Officer (principal executive officer)

/s/ Daniel Wainstein	Director	October 14, 2020
Daniel Wainstein

/s/ Marisa Welner	Director	October 14, 2020
Marisa Welner

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